Reg. ICA No. 811-9004
                                                         File No. 33-90522

    As filed with the Securities and Exchange Commission on February 26, 1999

                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM N-2

                        (CHECK APPROPRIATE BOX OR BOXES)

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933     |X|
                         Post-Effective Amendment No. 2

                                     and/or

       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 |X|
 -------------------------------------------------------------------------------

                         Post-Effective Amendment No. 2

           AVALON CAPITAL, INC.
 -------------------------------------------------------------------------------
           Exact Name of Registrant as Specified in Charter

           34 CHAMBERS STREET, PRINCETON, NEW JERSEY 08542
 -------------------------------------------------------------------------------
           Address of Principal Executive Offices (Number, Street, City, State, Zip Code)

           (609) 683-3916
 -------------------------------------------------------------------------------
           Registrant's Telephone Number, including Area Code


           THOMAS R. WESTLE, ESQ., SPITZER & FELDMAN P.C., 405 PARK AVENUE,
           NEW YORK, NY 10022
-------------------------------------------------------------------------------
           Name and Address              (Number, Street, City, State, Zip Code)
                                              of Agent for Service

           AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT
-------------------------------------------------------------------------------
           Approximate Date of Proposed Public Offering



           If any securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box. |X|

           It is proposed that this filing will become effective (check appropriate box)

            |_|  when declared effective pursuant to section 8(c)

            |X|  immediately upon filing pursuant to paragraph (b)

            |_|  on (date) pursuant to paragraph (b)

            |_|  60 days after filing pursuant to paragraph (a)

            |_| on (date) pursuant to paragraph (a) in accordance with Rule 486 under the Securities Act of 1933.

            If appropriate, check the following box:

            |_| this [post-effective] amendment designates a new effective date for a previously filed [post-effective amendment] [registration statement].

CROSS-REFERENCE SHEET


                 (Pursuant to Rule 404 showing location in the form of Prospectus of the responses to the Items in Part A and location in the form of Prospectus and the Statement of Additional Information of the responses to the Items in Part B of Form N-2).



                 ITEM NUMBER
                  FORM N-2,
                   PART A                      PROSPECTUS CAPTION
                   ------                      ------------------
                      1                        Front Cover Page
                      2                        Inside Front and Outside Back
                                               Cover Page
                      3                        Prospectus Summary; Summary
                                               of the Company's Expenses
                      4                        Not Applicable
                      5                        Plan of Distribution
                      6                        Not Applicable
                      7                        The Company and its
                                               Objectives, Policies and Risks
                      8                        The Company and its
                                               Objectives, Policies and Risks
                      9                        Management of the Company
                     10                        Capital Stock of the Company;
                                               Automatic Dividend
                                               Reinvestment and Cash
                                               Purchase Plan; Taxes
                     11                        Not Applicable
                     12                        Not Applicable
                     13                        Table of Contents of the
                                               Statement of Additional
                                               Information

              ITEM NUMBER
               FORM N-2,                            STATEMENT OF ADDITIONAL
                PART B       PROSPECTUS CAPTION     INFORMATION CAPTION
                ------       ------------------     -------------------
                  14                  *             Cover Page
                  15                  *             Cover Page
                  16                  *             Not Applicable
                  17                  *             THE COMPANY AND ITS
                                                    OBJECTIVES, POLICIES AND
                                                    RISKS
                  18                  *             Management
                  19                  *             General Information
                  20                  *             Investment Adviser and
                                                    Investment Advisory
                                                    Agreement
                  21                  *             Portfolio Transactions and
                                                    Brokerage; Allocation of
                                                    Investments
                  22                  *             Tax Matters
                  23                  *             Financial Statements


                 PART C
                 ------

                 Information required to be included in Part C is set forth under the appropriate Item, so numbered, in Part C to this Registration Statement.

PROSPECTUS

                              AVALON CAPITAL, INC.
                                   -----------

            Avalon Capital, Inc. (the "Company") is a non-diversified closed-end management investment company. The Company's primary investment objective is long-term capital appreciation. The Company will seek to achieve its objective by investing in a portfolio of securities that possess fundamental investment value and may be purchased at a reasonable cost. There is no assurance that the Company will achieve its objectives. See "The Company and its Objectives, Policies, and Risks."

            Hutner Capital Management, Inc. ("Hutner Capital Management") is the Company's investment adviser. The address of the Company and Hutner Capital Management is 34 Chambers Street, Princeton, New Jersey 08542, and its telephone number is (609) 683-3916. American Data Services, Inc. ("ADS") is the Company's administrator. The address of ADS is The Hauppauge Corporate Center, 150 Motor Parkway, Hauppauge, New York 11788, and its telephone number is (516) 951-0500.


            The Company has 3 million shares of its common stock available for trading on the NASDAQ Bulletin Board. The Company's symbol for its common stock is "MIST." The Company's market value per share of common stock on February 18, 1999 was $17.875 per share.


            To provide additional shareholder liquidity, the Company has adopted a fundamental policy that requires it to make an annual repurchase offer to purchase a specified percentage of the company's outstanding shares at the then-current net asset value. The annual repurchase offer occurs in February of each year. The Company may also, at its sole discretion, offer to sell additional shares of its common stock on a quarterly basis. See "Repurchase Offers."
                                  -----------

            The Prospectus sets forth concisely information about the Company that a prospective investor ought to know before investing. Investors are advised to read this Prospectus carefully and retain it for future reference. A Statement of Additional Information about the Company has been filed with the Securities and Exchange Commission and is available, without charge, upon writing or calling ADS at the above location. The Statement of Additional Information has been incorporated by reference into this Prospectus. The table of contents of the Statement of Additional Information appears on page 28 of this Prospectus.
                                  -----------

            INVESTORS SHOULD BE AWARE THAT SHARES OF A CLOSED-END EQUITY FUND FREQUENTLY TEND TO TRADE AT A DISCOUNT. ACCORDINGLY, AN INVESTOR WHO PURCHASES THE COMMON STOCK OF THE COMPANY MAY EXPERIENCE A RISK OF LOSS TO CAPITAL.


The date of this Prospectus and the Statement of Additional Information is March 1, 1999.
                                  -----------


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY
            OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                               PROSPECTUS SUMMARY

            THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS.


THE COMPANY..................... Avalon Capital, Inc. (the "Company") is a
                                 non-diversified closed-end management
                                 investment company. See "The Company and its Objectives, Policies and Risks."

INVESTMENT OBJECTIVES........... The Company will seek to achieve its objectives by investing in a portfolio of securities that possess fundamental investment value and may be purchased at a reasonable cost (the "Business Valuation Approach"). In applying the Business Valuation Approach, the investment adviser will: (1) view each investment as a business;
                                 (2) think independently; (3) emphasize high returns; (4) seek sustained business excellence; (5) seek businesses that consider shareholder interests; (6) seek to pay a reasonable price; and (7) invest for the long term. See "The Company and its Objectives, Policies and Risks."

INVESTMENT ADVISER.............. Hutner Capital Management, Inc. ("Hutner
                                 Capital Management" or the "investment
                                 adviser") will act as the Company's investment adviser. The Company will pay Hutner Capital Management a monthly fee at an annual rate of one (1%) percent of the average weekly net assets of the Company. This fee is higher than that paid by many other investment companies. Hutner Capital Management was founded in 1995.

ADMINISTRATOR................... American Data Services, Inc. ("ADS") serves as the Company's administrator. The Company pays ADS a monthly fee equal to the greater of an annual rate of .10% of the average weekly net assets of the Company or $52,800 per year. See "MANAGEMENT OF THE COMPANY."

DISTRIBUTIONS................... The Company's policy is to distribute to its shareholders all of its net investment income and net realized capital gains, if any, for each year. All distributions to shareholders whose shares are registered in their own names or whose shares are held in the name of a broker or nominee are automatically reinvested in additional shares of the Company, unless they elect to receive cash. See "TAXES" and "AUTOMATIC DIVIDEND REINVESTMENT PLAN".

REPURCHASE OF SHARES.............Beginning as of February, 1996 and each
                                 February thereafter, the Company makes an annual repurchase offer to purchase a specified percentage of the Company's outstanding shares at the then-current net asset value. As of the date of this prospectus, all such annual repurchase offers have been set at five (5%) percent of the Company's outstanding shares at the then-current net asset value per share; however, the Company, in its sole discretion, repurchased an additional two (2%) percent of the shares outstanding in 1997 pursuant to the terms of the repurchase offer. The percentage is established annually at the sole discretion of the Board of Directors. The Company may also, at its sole discretion, offer to sell additional shares on a quarterly basis. See "REPURCHASE OFFERS".


LISTING..........................The Company's shares of common stock may be traded on the NASDAQ Bulletin Board. The
                                 Company's symbol is "MIST."


                           SPECIAL RISK CONSIDERATIONS

            An investment in the Company's common stock cannot be considered a complete investment program. Because the Company's investment portfolio will be non-diversified, the shares may be subject to greater risk than the shares of a closed-end investment company whose portfolio is diversified.

            Shares of a closed-end equity fund frequently tend to trade at a discount. Accordingly, an investor who purchases the common stock of the Company may have a risk of loss to capital.

            The Articles of Incorporation of the Company include certain "anti-takeover" provisions requiring the approval of three-quarters of the outstanding voting stock for certain transactions. In addition, the Articles of Incorporation provide that the Board of Directors is to consist of three classes of directors, one class to be elected each year. These provisions and others in the Articles of Incorporation could have the effect of depriving stockholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to gain control in a tender offer, proxy contest or similar transaction. See "THE COMPANY AND ITS OBJECTIVES, POLICIES AND RISKS" and "CAPITAL STOCK OF THE COMPANY".

                        SUMMARY OF THE COMPANY'S EXPENSES

            The expense summary below was developed to help you make your investment decisions. You should consider this expense information along with other important information in this Prospectus, including the Company's investment objective.

A.   SHAREHOLDER TRANSACTION EXPENSES

     Sales Load (as a percentage of offering price)                       None
     Dividend Reinvestment Fee                                            None
     Cash Purchase Plan Fee (as a percentage of amount reinvested)*         5%

B.   ANNUAL EXPENSES (AS A PERCENTAGE OF NET ASSETS ATTRIBUTABLE TO
     COMMON STOCK)



     Advisory Fees.....................................................   1.00%
     Administration Fees...............................................    .31%
     Other Expenses....................................................    .80%
                                                                        ------
     Total Annual Expenses.............................................   2.11%
                                                                        ======


C.   EXAMPLE:

            The purpose of the following table is to assist you in understanding the various costs and expenses that an investor in the Company would bear directly or indirectly. You would pay the following expenses on a $1,000 investment in the Company, assuming a five (5%) percent annual return:


                1 YEAR         3 YEARS          5 YEARS        10 YEARS
                ------         -------          -------        --------
                $21             $66              $113           $244


            A. SHAREHOLDER TRANSACTION EXPENSES represent charges paid when you purchase shares of the Company.

            B. ANNUAL EXPENSES are based on the Company's expenses for the fiscal year ended August 31, 1998.

            C. THE EXAMPLE OF EXPENSES is a hypothetical example that illustrates the expenses associated with a $1,000 investment in the Company over periods of one and three (3) years, based on the estimated expenses in the above table and an assumed annual rate of return of five (5%) percent. THE FIVE (5%) PERCENT RETURN AND EXPENSES SHOULD NOT BE CONSIDERED A REPRESENTATION OF FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESSER THAN THOSE SHOWN.


--------
* The Cash Purchase Plan Fee has a $3.00 maximum with a $1.00 termination fee.

                              FINANCIAL HIGHLIGHTS


            The following table presents per share financial information which has been derived from the Fund's financial statements audited and reported on by Deloitte & Touche, LLP, the Fund's independent accountants. The "REPORT OF INDEPENDENT ACCOUNTANTS" and financial statements included in the Fund's Annual Report to Shareholders for the fiscal year ended August 31, 1998 are incorporated by reference in this Prospectus. The Fund's Annual Report, which contains additional unaudited performance information, is available without charge upon request.



 SELECTED DATA FOR A SHARE OUTSTANDING DURING THE PERIOD



                                                          FOR THE YEAR ENDED          NOVEMBER 20,
                                                              AUGUST 31,              1995* THROUGH
                                                         1998          1997          AUGUST 31, 1996
                                                         ----          ----          ---------------
Beginning net asset value per share                      13.35         $10.51            $10.00
Net investment loss                                      (0.19)        (0.09)               -
Net realized and unrealized gain on securities            1.82          2.93               0.60
Distribution from net investment income                    -              -              (0.04)
Offering cost                                              -              -              (0.05)
                                                          ---            ---             ------
Ending net asset value per share                         $14.98        $13.35            $10.51
                                                         ======        ======            ======
Ending market value per share                            $15.63        $13.75            $10.88
                                                         ======        ======            ======
Ratios to average net assets:
            Expenses                                     2.11%          2.22%            3.14%**
Total return:
            Based upon net asset value                   12.21%        27.02%             5.48%
            Based upon market value                      13.67%        26.38%             9.18%
Portfolio turnover rate                                  7.00%          8.89%             0.00%
Net assets at end of period (000's omitted)             $13,299        $12,269           $10,180



*           Commencement of operations
**          Annualized


THE COMPANY AND ITS OBJECTIVES, POLICIES AND RISKS

THE COMPANY

            The Company is registered as a closed-end, non-diversified management investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and was incorporated on March 14, 1995 under the laws of the State of Maryland. The Company's primary investment objective is to provide investors with long-term capital appreciation by investing in a portfolio of securities that possess fundamental investment value and may be purchased at reasonable cost. No assurance can be given that the Company's investment objective will be achieved.

INVESTMENT OBJECTIVES AND POLICIES

            The Company's primary investment objective is long-term capital appreciation. The Company will seek to achieve its objectives by investing in a portfolio of securities that possess fundamental investment value and may be purchased at a reasonable cost (the "Business Valuation Approach").

            In applying the Business Valuation Approach, the investment adviser will follow these investment principles:

            - VIEW EACH INVESTMENT AS A BUSINESS. In selecting securities, the investment adviser views common stock and other equity securities as units of ownership of a business as a going concern. Consistent with this view, the investment adviser will focus on businesses which he believes will generate high returns. In evaluating the potential future returns of a business, the investment adviser will, in general, give little weight to current market perceptions. Rather the investment adviser will consider such factors relating to a company as financial statements, profitability, return on equity, cash flow, asset values and the investment adviser's perception of management's expertise.

            - THINK INDEPENDENTLY. The investment adviser is wary of the irrational emotions and actions that periodically sweep through Wall Street and thus will generally avoid popular investment ideas. The investment adviser will base his investment decisions on the quality of a business, not its popularity. He will attempt to identify companies that he believes have, for one reason or another, been misappraised by the market.

            - EMPHASIS ON HIGH RETURNS. Whether buying publicly traded stock or securities of a private company, the investment adviser will be always conscious of the Company's role as a business owner. Investment gains over the long run are determined by the return that a business earns on its owners' capital and the price paid to become an owner. The investment adviser considers a good measure of earning power to be a high return on equity (net profits divided by common equity) sustained over a period of time. Thus, the investment adviser will look for companies that consistently post a return on equity of 15-50% or more. Another measure of profitability the investment adviser will use is the cash generated by the business. The investment adviser will focus on businesses that do not require significant capital expenditures.

            - LOOK FOR SUSTAINED BUSINESS EXCELLENCE. Sustained business excellence is often due to some competitive advantage that allows a business to earn an unusually high rate of return consistently over long periods of time. The investment adviser will focus on companies with a clear business franchise, or competitive advantage in their market, due to factors such as industry structure, government regulations, superior management, and favorable reputation of services or products. In addition, these companies normally must display a proven record of healthy earnings growth.

            - INTEREST IN BUSINESSES THAT ARE RUN WITH THE SHAREHOLDERS IN MIND. The investment adviser favors companies where management treats shareholders as partners by, for example, providing excellent communications with owners, employing reasonable compensation packages that don't compromise shareholders' earnings, refraining from engaging in insider transactions to the shareholders' detriment, maximizing shareholders' earnings through such methods as share repurchases and generally taking consistent action to maximize the value of the business for its owners.

            - SEEK TO PAY A REASONABLE PRICE. The Company will invest in companies where the investment adviser believes the return on the investment will be significantly greater than the risk-free rate of return, such as that on long- term U.S. Government bonds. The investment adviser will consider such measures of return as the earnings yield and estimated growth rate of earnings.

            - INVEST FOR THE LONG TERM. The objective of the investment adviser in managing the Company will be to increase wealth in a manner that reduces as much as possible the risk of permanent -- as opposed to quotational -- loss. The investment adviser will attempt to achieve very large long-term gains through the creation of business value. The Company will, in general, hold most investments for at least five (5) years, unless changed circumstances dictate the disposition of the investment. However, the Company may also take shorter-term positions in stocks of companies in special situations such as mergers, acquisitions, legal proceedings, spin-offs, liquidations, bankruptcies, recapitalizations, or the like.

            While there is no general limit as to types of securities which can be purchased, most of the Company's investments are in marketable common stocks or marketable securities convertible into common stocks. Such securities may be traded on an exchange or in the over-the-counter market. The Company may also purchase Restricted Securities. As used herein, the term "Restricted Securities" means securities the transfer of which is limited by legal or contractual restrictions. See "Restricted Securities" below, for information regarding the Company's policies as to such purchases.

            TEMPORARY OR DEFENSIVE INVESTMENTS. Securities other than common stock or securities convertible into common stock may be held from time to time, but the Company will not normally invest in fixed income securities except for defensive purposes or to temporarily employ uncommitted cash balances. Such action for defensive purposes would be taken in the belief that future growth may be at an unacceptable rate or that there is an undue risk of market decline. While investment for defensive purposes could reduce the risk of market declines, such a policy cannot eliminate risk or completely protect against fluctuations in the value of the Company's assets. The amount invested for defensive purposes and the length of time which such investments may be maintained will depend primarily upon the investment adviser's judgment as to market and other conditions and will not be subject to limitations. The kinds of securities in which the Company may invest for defensive purposes would include investment grade corporate debt securities, preferred stocks and U.S. Government securities, or funds may be retained in cash or cash equivalents. Investment grade corporate debt securities that are rated in the lowest category of investment grade may have speculative characteristics, and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case for higher grade debt securities. The Company does not have a policy as to whether it will retain or dispose of a debt security whose rating drops below investment grade. Temporary investments of uncommitted cash balances will be made in U.S. Government securities and investment grade short-term money market instruments, and short-term securities issued or guaranteed by banks.

            FOREIGN SECURITIES. The investment adviser believes that the Company's investment in foreign securities will be made primarily through the purchase of the common stock of foreign companies that are traded in the United States or the purchase of American Depository Receipts ("ADR's"), which are certificates issued by U.S. banks representing the right to receive securities of a foreign issuer deposited with that bank or a correspondent bank. Investments by the Company in the common stock of foreign companies which are traded in the United States or in ADR's may involve considerations and risks that are different in certain respects from an investment in securities of U.S. companies. Such risks concerning the direct investment in foreign securities by the Company are similar to a lesser degree to those described below. The Company also may invest in selected foreign securities that, in the Adviser's opinion, will enable the Company to take advantage of additional opportunities that are consistent with its investment objective of long-term capital appreciation. No more than twenty (20%) percent of the total assets of the Company may be invested in foreign securities, and the Company anticipates that under normal circumstances its investments in foreign securities will range between five (5%) percent and ten (10%) percent of the Company's total assets. Investing in foreign securities involves certain risks including those set forth below, which are not typically associated with investing in domestically traded securities.

            In general, the Company will only invest in foreign securities that can be purchased and sold on foreign stock exchanges or over-the-counter markets. Fixed commissions and other transaction costs on foreign stock exchanges are generally higher than negotiated commissions and other such costs on United States exchanges. There is generally less governmental supervision and regulation of foreign stock exchanges, brokers and issuers than in the United States. In addition, foreign stock markets, with certain exceptions, are not as developed or efficient as those in the United States. Foreign securities often trade with less frequency and volume than domestic securities and, therefore, tend to be less liquid and exhibit greater price volatility.

            Certain of the foreign securities in which the Company may invest will not be registered with, nor will the issuers thereof be subject to the reporting requirements of, the Securities and Exchange Commission. As a result, there may be less publicly available information about a foreign company or a foreign security than about a domestic company or a domestically traded security. In general, foreign companies are not subject to uniform accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to domestic companies.

            The custody of foreign securities is generally maintained abroad, and the costs and risks involved are generally higher than the costs and risks of maintaining custody of securities in the United States. With respect to some foreign countries, there may exist the possibility of expropriation or confiscatory taxation, limitations on the removal of funds or other assets, political or social instability, or diplomatic developments which could affect United States investments in those countries. Moreover, individual foreign economies may differ favorably or unfavorably from the United States economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position.

            Dividends and interest payable on foreign securities may be subject to foreign withholding taxes, thereby reducing the net amount of income available for distribution to stockholders. Certain countries have entered into tax treaties with the U.S. that reduce the tax on U.S. taxpayers. There is no assurance, however, that the Company will be able to take advantage of any such tax treaties or that the Company or its stockholders will ever be able to claim any foreign tax credit, for U.S. income tax purposes, on account of any such foreign income taxes. In addition, the dividends received deduction generally will not be available to either the Company or its shareholders with respect to dividends received from foreign corporations.

            Investments in foreign securities frequently involve currencies of foreign countries, and because the Company may hold funds in foreign currencies pending completion of investment programs, the Company, therefore, may be affected favorably or unfavorably by changes in currency rates and in exchange control regulations including, but not limited to, action by a foreign government to devalue its currency. There is no guarantee that the Company or the Adviser will correctly anticipate currency fluctuations. Accordingly, if the Company's funds are maintained in investments denominated in foreign currencies during periods when the value of the U.S. dollar is appreciating relative to those foreign currencies, the Company will experience losses. The Company will also incur service charges in connection with each currency conversion.

            As a non-diversified investment company, the Company has no specific policy on diversification of assets nor is it intended that the Company will have any such policy in the future. However, the Company has elected to be treated as, and intends to qualify for tax treatment as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"). The Company will diversify its assets so that, at the close of each quarter of its taxable year: (a) at least fifty (50%) percent of the total value of its assets are represented by cash and cash items, government securities and other securities with respect to which the Company will not invest more than five (5%) percent of its total assets, at market value, in the securities of any one issuer or own more than ten (10%) percent of the outstanding voting securities of any one issuer and (b) not more than twenty-five (25%) percent of the total value of its assets are invested in securities of any one (1) issuer or of any two (2) or more issuers controlled by the Company which, pursuant to the regulations under the Code, may be deemed to be engaged in the same, similar or related trades or businesses. Changes in the market value of securities in the Company's portfolio generally will not cause the Company to cease to qualify as a regulated investment company unless any failure to satisfy these restrictions exists immediately after the acquisition of any security or other property and is wholly or partly the result of such acquisition.

            The Company will observe a non-fundamental policy of not investing for the purpose of exercising control or management, even though it may take substantial positions in securities of small companies and in certain circumstances this may result in the acquisition of such control. Such circumstances could arise, for example, when existing controlling persons of an issuer dispose of their holdings to larger groups or to the public or where an issuer defaults to the Company on its obligations pursuant to the provisions of a purchase agreement or instrument governing the rights of a senior security held by the Company.

NON-FUNDAMENTAL INVESTMENT PRACTICES AND RISKS

            In order to achieve its investment objectives, the Company may engage in the following non-fundamental investment practices.

            PURCHASING PUT AND CALL OPTIONS ON SECURITIES. The Company may purchase covered put options to protect its portfolio holdings in an underlying security against a decline in market value. Such hedge protection is provided during the life of the put option since the Company, as holder of the put option, is able to sell the underlying security at the put exercise price regardless of any decline in the underlying security's market price. In order for a put option to be profitable, the market price of the underlying security must decline sufficiently below the exercise price to cover the premium and transaction costs. By using put options in this manner, the Company will reduce any profit it might otherwise have realized in its underlying security by the premium paid for the put option and by transaction costs, but it will retain the ability to benefit from future increases in market value.

            The Company may also purchase covered call options to hedge against an increase in prices of securities it wants ultimately to buy. Such hedge protection is provided during the life of the call option since the Company, as holder of the call option, is able to buy the underlying security at the exercise price regardless of any increase in the underlying security's market price. In order for a call option to be profitable, the market price of the underlying security must rise sufficiently above the exercise price to cover the premium and transaction costs. By using call options in this manner, the Company will reduce any profit it might have realized had it bought the underlying security at the time it purchased the call option by the premium paid for the call option and by transaction costs, but it limits the loss it will suffer if the security declines in value to such premium and transaction costs.

            WRITING COVERED CALL OPTIONS ON SECURITIES. The Company may write covered call options on optionable securities of the types in which they are permitted to invest from time to time as determined appropriate in seeking to attain its objective. Call options written by the Company give the holder the right to buy the underlying securities from the Company at a stated exercise price.

            The Company will receive a premium for writing a covered call option, which increases the Company's return in the event the option expires unexercised or is closed out at a profit. The amount of the premium will reflect, among other things, the relationship of the market price of the underlying security to the exercise price of the option, the term of the option and the volatility of the market price of the underlying security. By writing a covered call option, the Company limits its opportunity to profit from any increase in the market value of the underlying security above the exercise price of the option.

            The Company may terminate an option that it has written prior to the option's expiration by entering into a closing purchase transaction in which an option is purchased having the same terms as the option written. The Company will realize a profit or loss from such transaction if the cost of such transaction is less or more than the premium received from the writing of the option. Because increases in the market price of a call option will generally reflect increases in the market price of the underlying security, any loss resulting from the repurchase of a call option is likely to be offset in whole or in part by unrealized appreciation of the underlying security owned by the Company.

            The writing and purchase of options is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. The successful use of protective puts for hedging purposes depends in part on the Adviser's ability to predict future price fluctuations and the degree of correlation between the options and securities markets.

            LENDING OF PORTFOLIO SECURITIES. In order to generate additional income, the Company may lend its portfolio securities in an amount up to 331/3% of its total assets to broker-dealers, major banks, or other recognized domestic institutional borrowers of securities. No lending may be made to any companies affiliated with the Company. The borrower at all times during the loan must maintain with the lending Company cash or cash equivalent collateral equal in value at all times to at least one hundred (100%) percent of the value of the securities loaned. During the time portfolio securities are on loan, the borrower pays the Company any dividends or interest paid on such securities, and the Company may invest the cash collateral and earn additional income, or it may receive an agreed-upon amount of interest income from the borrower who has delivered equivalent collateral. The Company will have the right to regain record ownership of loaned securities to exercise beneficial rights, such as voting rights and subscription rights. There is the risk of failure by the borrower to return the securities involved in such transaction.

            ILLIQUID SECURITIES. The Company has adopted the following non-fundamental investment policy, which may be changed by the vote of the Board of Directors. The Company will not invest in illiquid securities (including restricted securities) if immediately after such investment more than fifteen (15%) percent of the Company's total assets (taken at market value) would be invested in such securities. This limitation may be subject to additional restrictions imposed by jurisdictions in which the Company's shares are offered for sale. For this purpose, illiquid securities include (a) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (b) participation interests in loans that are not subject to puts, and (c) repurchase agreements not terminable within seven (7) days.

            RESTRICTED SECURITIES. Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the Securities Act of 1933, as amended ("Securities Act"). Securities that have not been registered under the Securities Act are referred to as private placements or restricted securities and are purchased directly from the issuer or in the secondary market.

            In recent years, a large institutional market has developed for certain securities that are not registered under the Securities Act including repurchase agreements, commercial paper, foreign securities, municipal securities and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer's ability to honor a demand for repayment. The fact that there are contractual or legal restrictions on resale to the general public or to certain institutions may not be indicative of the liquidity of such investments.

            The Securities and Exchange Commission has adopted Rule 144A, which allows a broader institutional trading market for securities otherwise subject to restriction on resale to the general public. Rule 144A establishes a "safe harbor" from the registration requirements of the Securities Act applicable to resales of certain securities to qualified institutional buyers.

            As stated above under "Illiquid Securities," the Company may invest up to fifteen (15%) percent of its total assets in restricted securities issued under Section 4(2) of the Securities Act, which exempts from registration "transactions by an issuer not involving any public offering". Section 4(2) instruments are restricted in the sense that they can only be resold through the issuing dealer and only to institutional investors; they cannot be resold to the general public without registration.

            CERTAIN RISKS ASSOCIATED WITH ILLIQUID AND RESTRICTED SECURITIES. The sale of illiquid and restricted securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of securities eligible for trading on national securities exchanges or in the over-the-counter markets. Restricted securities may sell at a price lower than similar securities that are not subject to restrictions on resale. The Company may not be able to sell certain restricted or illiquid securities in a timely manner or the price obtainable upon resale may not be the anticipated price, especially if adverse market conditions occur during the interim period.

FUNDAMENTAL AND NON-FUNDAMENTAL INVESTMENT RESTRICTIONS

            In pursuing its investment objective, the Company's investment activity is limited by certain policies and investment restrictions. The following fundamental policies and investment restrictions have been adopted by the Company and cannot be changed without approval by the vote of a majority of the outstanding voting securities of the Company, as defined in the Investment Company Act.

            The Company may not:

            1. Issue senior securities, except as provided in restriction number
               2 below.

            2. Borrow money, except that the Company may borrow from banks (including the Company's custodian bank) and enter into reverse repurchase agreements as a temporary defensive measure for extraordinary or emergency purposes, and then only in amounts not exceeding ten (10%) percent of its total assets, taken at market value, and may pledge amounts of up to twenty (20%) percent of its total assets, taken at market value, to secure such borrowings. For purposes of this restriction, collateral arrangements with respect to the writing of options, futures contracts, options on futures contracts and collateral arrangements with respect to initial and variation margin are not deemed to be a pledge of assets, and neither such arrangements nor the purchase and sale of options, futures or related options shall be deemed to be the issuance of a senior security. Whenever bank borrowings and the value of the Company's reverse repurchase agreements exceed five (5%) percent of the value of the Company's total assets, the Company will not make any additional purchases of securities for investment purposes.

            3. Purchase the securities of any issuer if, as a result, more than twenty-five (25%) percent of the value of the Company's total assets, taken at market value, would be invested in the securities of issuers having their principal business activities in the same industry. This restriction does not apply to obligations issued or guaranteed by the U.S. Government or by any of its agencies or instrumentalities but will apply to foreign government obligations unless the SEC permits their exclusion.

            4. Make loans, although the Company may (a) purchase money market securities and enter into repurchase agreements, (b) acquire bonds, debentures, notes and other debt securities, governmental obligations and certificates of deposit, and (c) lend portfolio securities.

            5. Purchase a security if, as a result, with respect to fifty (50%) percent of the value of the Company's total assets, taken at market value, (i) more than five (5%) percent of the Company's total assets, taken at market value, would be invested in the securities of any one issuer (including repurchase agreements with any one entity), except securities issued or guaranteed by the U.S. Government or any of its agencies or instrumentalities and (ii) more than ten (10%) percent of the outstanding voting securities of any issuer would be held by the Company.

            6. Underwrite securities of other persons, except to the extent that the Company may be deemed to be an underwriter within the meaning of the Securities Act, in connection with the purchase and sale of its portfolio securities in the ordinary course of pursuing its investment program.

            7. Purchase or sell real estate or interests in real estate (except that this restriction does not preclude investments in marketable securities of companies engaged in real estate activities).

            8. Purchase or sell commodities or commodity contracts, except that the Company may purchase and sell stock index and currency options, stock index futures, financial futures and currency futures contracts and related options on such futures.

            The following non-fundamental policies and investment restrictions have been adopted by the Company and cannot be changed without approval by the vote of a majority of the Board of Directors. The Company may not:

            1. Purchase any security on margin, except that the Company may obtain such short-term credits as may be necessary for the clearance of purchases and sales of portfolio securities. The payment by the Company of initial or variation margin in connection with futures or related options transactions shall not be considered the purchase of a security on margin.

            2. Purchase or sell interests in oil, gas or other mineral exploration or development programs.

REPURCHASE OFFERS

            REPURCHASE OFFER POLICIES. The Company has adopted certain repurchase policies as fundamental policies which may not be changed without the vote of the holders of a majority of the Company's outstanding voting securities (as determined under the 1940 Act). The Company offers to repurchase shares at annual intervals in February of each year. The Company will establish a maximum of fourteen (14) days prior to the deadline for repurchase requests and the applicable repurchase date such that repurchases of shares may occur on the last business day of February of each year. The Board of Directors is authorized to establish other policies relating to repurchases of shares that are consistent with the 1940 Act.

            REPURCHASE PROCEDURES. Shareholders are entitled to redeem shares through the Company's annual offer to repurchase shares. Additional dates for repurchases of shares may be established by the Board of Directors in its sole discretion, not more frequently than once every two (2) years. Shares rendered by shareholders on any repurchase date will be repurchased, subject to the aggregate repurchase amounts established for any such dates, at the then current net asset value per share. Repurchase proceeds will be repaid, in cash, within seven (7) days after each of the Company's repurchase dates (a "Repurchase Payment Deadline"). The Company may deduct a repurchase fee from the repurchase proceeds equal to no more than two (2%) percent of the proceeds which is intended to compensate the Company for expenses related to the repurchase offer.

            REPURCHASE AMOUNTS. The number of shares that the Company will offer to repurchase on any repurchase date (the "Repurchase Offer Amount") will be determined by the Board of Directors, in its sole discretion, but will be at least five (5%) percent and no greater than twenty-five (25%) percent, of the total number of shares outstanding on any such date. The Board has, as of the date of this prospectus, set the percentage for prior repurchase offers at five (5%) percent; however, this may change prior to the date of any subsequent repurchase offer at the sole discretion of the Board of Directors. In 1997, the Company, at its sole discretion, repurchased an additional two (2%) percent of the shares pursuant to the terms of the offering.

            ADDITIONAL SALES OF SHARES. The Board of Directors has the right, but not the obligation, to cause the Company to sell additional shares of its common stock on a quarterly basis. Sales of additional shares may be made to current shareholders and to qualified investors who are not currently shareholders. Proceeds from the offering of additional shares may be used to finance the Company's repurchase offer, to purchase additional portfolio securities or to reduce the amount of borrowing or indebtedness incurred by the Company. The purchase price for any such shares shall be the then-current net asset value per share.

            NOTICES. Notice of a discretionary repurchase offer at net asset value will be given to each shareholder of record between twenty-one (21) and forty-two (42) days before each repurchase request deadline. Such notice will state the repurchase offer amount and any fees applicable to such repurchase, the dates of the repurchase request deadline, repurchase pricing date, and repurchase payment deadline. Shareholders will be advised of the risk of fluctuation in the net asset value between the repurchase request deadline and the repurchase pricing date, and the possibility that the Company may use an earlier repurchase pricing date under certain circumstances. Procedures by which shareholders may tender their shares, the procedures by which the Company may repurchase such shares on a pro rata basis, and the circumstances in which the Company may suspend or postpone a repurchase offer will be set forth in the notice to shareholders. Procedures by which shareholders may withdraw or modify their tenders until the repurchase request deadline will also be set forth in the notice. Finally, the notice will set forth the net asset value of the shares to be repurchased no more than seven (7) days before the date of notification, and the means by which shareholders may ascertain the net asset value thereafter, as well as the market price of the shares, if any, on the date on which the net asset value was computed, and the means to determine the market price thereafter.

            If shareholders tender more than the repurchase offer amount, the Company may repurchase an additional amount of stock, not to exceed two(2%) percent of the shares outstanding on the repurchase request deadline. The Company will repurchase the shares tendered on a pro rata basis. The Company may, however, accept all tender offers of shareholders who own less than one hundred shares and who tender all their shares, before prorating other tender offers, and may accept stock by lot when tendered by shareholders who tender all their shares and who elect to have either all or none or at least a minimum amount or none accepted, if the Company first accepts all shares tendered by shareholders who do not so elect.

            The current net asset value of the Company's shares will be computed daily on each of the five (5) business days preceding a repurchase request deadline. During the period from notification to shareholders of a repurchase pricing date to the repurchase date, the Company will maintain liquid assets in an amount to one hundred (100%) percent of the repurchase offer amount.

            The Company will not suspend or postpone a repurchase offer except pursuant to a vote of a majority of the directors, including a majority of the directors who are not "interested persons" of the Company, as defined in the Investment Company Act. Further, the Company will suspend or postpone a repurchase offer only if certain regulatory requirements are met. The Company will give shareholders notice of any such suspension or postponement, and likewise will give notice of a renewed repurchase offer.

            In compliance with the Investment Company Act requirements for periodic repurchase offers, a majority of the Company's directors are directors who are not interested persons of the Company and the selection and nomination of such directors is within the discretion of those directors.

            The Company may borrow to fund repurchases of shares. If the Company must liquidate portfolio securities to purchase shares, the Company may be required to sell portfolio securities for other than investment purposes and may realize gains and losses.

            The Company may also make offers to repurchase shares of which it is the issuer pursuant to any other applicable rules of the SEC, in effect at the time of the offer.


                            MANAGEMENT OF THE COMPANY

BOARD OF DIRECTORS

            The overall management of the business and affairs of the Company is vested in the Board of Directors. The Board of Directors approves all significant agreements between the Company and persons or companies furnishing services to the Company, including the Company's Advisory Agreement with Hutner Capital Management, the agreement with Star Bank, N.A. as the custodian, the agreement with American Stock Transfer & Trust Company as the transfer and dividend disbursing agent and the agreements with American Data Services, Inc., as administrator and fund accounting agent. The day-to-day operations of the Company are delegated to the officers, subject always to the objective and policies of the Company and to the general supervision of the Board of Directors.

INVESTMENT ADVISER

            Hutner Capital Management ("Hutner Capital"), an investment adviser registered with the Securities and Exchange Commission, was initially incorporated in the State of New York on February 7, 1995 and was reincorporated in New Jersey in 1996. Hutner Capital manages private accounts for individuals, trusts, estates, institutions and pension and profit-sharing plans totaling approximately $60 million. Hutner Capital is located at 34 Chambers Street, Princeton, New Jersey 08542. Daniel Hutner is the sole stockholder of Hutner Capital and serves as the Chairman of the Board and President. Mr. Hutner also serves as the General Partner of each of Avalon Partners, L.P.
and Hutner Special Situations Fund, L.P.

            Pursuant to the Advisory Agreement, Hutner Capital provides to the Company investment management and financial advisory services, including causing the purchase and sale of securities in the Company's portfolio subject at all times to the policies set forth by the Board of Directors. Under the terms of the Advisory Agreement, Hutner Capital Management supervises all aspects of the Company's investment operations.

            Hutner Capital is paid, pursuant to the Advisory Agreement, a monthly fee from the Company calculated at an annual rate of 1.0% of its average weekly net assets. This fee is higher than those charged by most investment companies. Hutner Capital may however, from time to time, voluntarily agree to defer or waive fees or absorb some or all of the expense of the Company. To the extent that they should do so, they may seek repayment of such deferred fees and absorbed expenses after this practice is discontinued.

            The Company's portfolio investment decisions will be provided by Daniel Hutner. At Hutner Capital, Mr. Hutner manages both individual and institutional portfolios specializing in common stock investments. Mr. Hutner also serves as the General Partner of Avalon Partners, L.P. and Hutner Special Situations Fund and is responsible for the investment management of the assets of such funds. From 1990 to 1996, Mr. Hutner served as President of Pulsifer and Hutner Incorporated, an investment adviser registered with the Securities and Exchange Commission, having joined such firm in 1981. Prior to joining Pulsifer & Hutner, Mr. Hutner was engaged in writing and editing on a wide variety of subjects including business, economics and science for the National Geographic Society, the Smithsonian Institution, Charles Owens and Associates, Inc. (publisher of the MONDAY MORNING REPORT) and others. In addition, Mr. Hutner provided research and consulting services with respect to various business and economic issues for National Economic Research Associates, Data Resources, Inc., and the Joint Economic Committee of Congress. Mr. Hutner graduated from Middlebury College in 1970 with a B.A. in Economics. He also received his M.A. in English from the University of Virginia in 1973 and his M.B.A. from New York University in 1984.


ADMINISTRATOR, DISTRIBUTOR, TRANSFER AGENT AND DIVIDEND PAYING AGENT

            American Data Services, Inc. ("ADS") serves as the administrator for the Company pursuant to an Administration Agreement with the Company. ADS also provides fund accounting services to the Company pursuant to the Administration Agreement for which it receives no additional compensation. As of the date of this prospectus, ADS acted as administrator for numerous registered investment companies with aggregate assets of approximately $6 billion. The address of ADS is The Hauppauge Corporate Center, 150 Motor Parkway, Hauppauge, New York 11788.

            Under the Administration Agreement, ADS supervises the administration of all aspects of the Company's operations, including the Company's receipt of services for which the Company is obligated to pay, provides the Company with general office facilities and provides, at the Company's expense, the services of persons necessary to perform such administrative and clerical functions as are needed to effectively operate the Company. Those persons, as well as certain employees and Directors of the Company, may be directors, officers or employees of ADS and its affiliates. For these services and facilities, ADS receives a fee computed and paid monthly equal to the greater of an annual rate of .10% of the average weekly net assets of the Company or $52,800 per year.

            American Stock Transfer & Trust Co. ("AST"), a registered transfer agent, serves as the Company's transfer agent and dividend disbursing agent. AST maintains an account for each shareholder of the Company (unless such accounts are maintained by sub-transfer agents or processing agents) and performs other transfer agency and related functions. For these services, AST will receive an annual fee of $6,000 plus certain shareholder account fees. The Company will also reimburse AST for certain expenses incurred on behalf of the Company.

            The services provided by AST include answering customer inquiries regarding account matters; assisting shareholders in designating and changing various account options; aggregating and processing purchase orders and transmitting and receiving funds for shareholder orders; transmitting, on behalf of the Company, proxy statements, prospectuses and shareholder reports to shareholders and tabulating proxies; processing dividend payments and providing sub-accounting services for Company shares held beneficially; and providing such other services as the Company or a shareholder may request.

CUSTODIAN

            Star Bank, N.A., whose address is 425 Walnut Street, Cincinnati, OH 45201, is custodian for the securities and cash of the Company.

EXPENSES

            The Company was responsible for the expenses associated with its offering, which were approximately $98,000, including legal and accounting fees relating to its organization and the costs of preparing solicitation materials. Organizational expenses are capitalized and amortized over a period of five (5) years. In addition to the expenses to be paid to the investment adviser, administrator, transfer agent, dividend paying agent and custodian discussed within this prospectus, the Company will pay all other ongoing expenses, including but not limited to legal fees, accounting fees for preparation of financial statements and tax returns, annual audits, brokerage commissions, transfer taxes and other clearing, settlement and transactional charges.


                              PLAN OF DISTRIBUTION

            As described herein under "Repurchase Offers -- Additional Sales of Shares," the Company, at the discretion of the Board of Directors, may, on a quarterly basis, offer to sell shares of its common stock to the public at the then current net asset value per share.

             AUTOMATIC DIVIDEND REINVESTMENT AND CASH PURCHASE PLAN

            AUTOMATIC DIVIDEND REINVESTMENT PLAN. All shareholders of the Company will automatically become participants in the Company's Automatic Dividend Reinvestment and Cash Purchase Plan (the "Plan") upon purchasing shares of the Company's common stock. Participation is automatic unless a shareholder elects to receive Company dividends and distributions in cash. Participation may be terminated or resumed at any time upon written notice from the participant received by AST, the Plan Agent, prior to the record date of the next dividend. Additional information regarding the Plan may be obtained from the Company.

            Dividend payments and other distributions to be made by the Company to participants in the Plan either will be paid to the Plan Agent in cash (which then must be used to purchase shares in the open market) or will be represented by the delivery of shares depending upon which of the two options would be the most favorable to participants, as hereafter determined. On each date on which the Company determines the net asset value of the shares (a "Valuation Date"), and which occurs not more than five (5) business days prior to a date fixed for payment of a dividend or other distribution from the Company, the Plan Agent will compare the determined net asset value per share with the market price per share. For all purposes of the Plan, "market price" shall be deemed to be the highest price bid at the close of the market by any market maker on the date which coincides with the relevant Valuation Date, or, if no bids were made on such date, the next preceding day on which a bid was made. If the net asset value in any such comparison is found to be lower than said market price, the Plan Agent will demand that the Company satisfy its obligation with respect to any such dividend or other distribution by issuing additional shares to the Participants in the Plan at a price per share equal to the greater of the determined net asset value per share or ninety-five (95%) percent of the market price per share determined as of the close of business on the relevant Valuation Date. However, if the net asset value per share (as determined above) is higher than the market price per share, then the Plan Agent will demand that the Company satisfy its obligation with respect to any such dividend or other distribution by a cash payment to the Plan Agent for the account of Plan Participants and the Plan Agent then shall use such cash payment to buy additional shares in the "open market" for the account of the Plan participants, provided, however, that the Plan Agent shall not purchase shares in the "open market" at a price in excess of the net asset value as of the relevant Valuation Date. In the event the Plan Agent is unable to complete its acquisition of shares to be purchased in the "open market" by the end of the first trading day following receipt of the cash payment from the Company, any remaining funds shall be used by the Plan Agent to purchase newly issued shares of the Company's common stock from the Company at the greater of the determined net asset value per share or ninety-five (95%) percent of the market price per share as of the date coinciding with or next preceding the date of the relevant Valuation Date.

            CASH PURCHASE PLAN. Participants in the Plan will also have the option of making additional cash payments to the Plan Agent, on a monthly basis, for investment in the Company's shares. Such payments may be made in any amount from a minimum of $50.00 to a maximum of $1,000.00 per month. The Company may, in its discretion, waive the maximum monthly limit with respect to any participant. At the end of each calendar month, the Plan Agent will determine the amount of funds accumulated. Purchases made from the accumulation of payments during any one calendar month will be made on or about the first business day of the following month ("Investment Date"). The funds will be used to purchase shares of the Company's common stock from the Company. If the net asset value of the shares is lower than the market price as of the Valuation Date which occurs not more than five (5) business days prior to the relevant Investment Date, such shares will be newly issued shares and will be issued at a price per share equal to the greater of the determined net asset value per share or ninety-five (95%) percent of the market price per share. If the net asset value per share is higher than the market price per share, then the Plan Agent shall use such cash payments to buy additional shares in the "open market" for the account of the Plan Participants, provided, however, that the Plan Agent shall not purchase shares in the "open market" at a price in excess of the net asset value as of the relevant Valuation Date. In the event that the Plan Agent is unable to complete its acquisition of shares to be purchased in the "open market" by the end of the Investment Date, any remaining cash payments shall be used by the Plan Agent to purchase newly issued shares of the Company's common stock from the Company at the greater of the determined net asset value per share or ninety-five (95%) percent of the market price per share as of the relevant Valuation Date. All cash payments received by the Plan Agent in connection with the Plan will be held without earning interest. To avoid unnecessary cash accumulations, and also to allow ample time for receipt and processing by the Plan Agent, participants that wish to make voluntary cash payments should send such payments to the Plan Agent in such a manner that assures that the Plan Agent will receive and collect Federal funds by the end of the month. This procedure will avoid unnecessary accumulations of cash and will enable participants to realize lower brokerage commissions and to avoid additional transaction charges. If a voluntary cash payment is not received in time to purchase shares in any calendar month, such payment shall be invested on the next Investment Date. A participant may withdraw a voluntary cash payment by written notice to the Plan Agent if the notice is received by the Plan Agent at least forty-eight (48) hours before such payment is to be invested by the Plan Agent.

            AST will perform bookkeeping and other administrative functions, such as maintaining all shareholder accounts in the Plan and furnishing written confirmation of all transactions in the account, including information needed by shareholders for personal and tax records. Shares in the account of each Plan participant will be held by the Plan Agent in noncertificated form in the name of the participant, and each shareholder's proxy will include those shares purchased pursuant to the Plan and of record as of the record date for determining those shareholders who are entitled to vote on any matter involving the Company. In case of shareholders such as banks, brokers or nominees, which hold shares for others who are the beneficial owners, the Plan Agent will administer the Plan on the basis of the number of shares certified from time to time by such shareholders as representing and limited to the total number of shares registered in the shareholder's name and held for the account of beneficial owners who have elected to participant in the Plan.

            There are no special fees or charges to participants other than reasonable transactions fees, which shall not exceed the lesser of five (5%) percent of the amount reinvested or three ($3.00) dollars and a termination fee of up to one ($1.00) dollar.

            With respect to purchases from voluntary cash payments, the Plan Agent will charge three ($3.00) dollars, plus a pro rata share of the brokerage commissions, if any. Brokerage charges for purchasing small blocks of stock for individual accounts through the Plan are expected to be less than the usual brokerage charges for such transactions, as the Plan Agent will be purchasing shares for all participants in larger blocks and prorating the lower commission rate thus applied.

            The automatic reinvestment of dividends and distributions will not relieve participants of any income tax liability associated therewith.

            Experience under the Plan may indicate that changes are desirable. Accordingly, the Company reserves the right to amend or terminate the Plan as applied to any voluntary cash payment received and any dividend or distribution to be paid subsequent to a date specified in a notice of the change sent to all shareholders at least ninety (90) days before such specified date. The Plan may also be terminated on at least ninety (90) days' written notice to all shareholders in the Plan.


                                RETIREMENT PLANS

            The Fund, in conjunction with ADS, its administrator, has available a form of Individual Retirement Account ("IRA") for investment. Self-employed investors may purchase shares of the Company through tax-deductible contributions to existing retirement plans for self-employed persons, known as Keogh or H.R. 10 plans. Company shares may also be a suitable investment for other types of qualified pension or profit-sharing plans which are employer-sponsored, including deferred compensation or salary reduction plans known as "401(k) Plans" which give participants the right to defer portions of their compensation for investment on a tax-deferred basis until distributions are made from the plans.

            The minimum initial investment for all such retirement plans is $1,000. The minimum for all subsequent investments is $100.

            Under the Code, individuals may make wholly or partly tax deductible IRA contributions of up to $2,000 annually, depending on whether they are active participants in an employer-sponsored retirement plan and on their income level. However, dividends and distributions held in the account are not taxed until withdrawn in accordance with the provisions of the Code. An individual with a non-working spouse may establish a separate IRA for the spouse under the same conditions and contribute a combined maximum of $4,000 annually to either or both IRA's provided that no more than $2,000 may be contributed to the IRA of either spouse.

            Investors should be aware that they may be subject to penalties or additional tax on contributions or withdrawals from IRAs or other retirement plans which are not permitted by the applicable provisions of the Code, and, prior to a withdrawal, shareholders may be required to certify their age and awareness of such restrictions in writing. Persons desiring information concerning investments through IRAs or other retirement plans or an application form for an IRA should telephone the Company at (609) 683-3916 or ADS at (516) 951-0500.



                                 NET ASSET VALUE

            The net asset value per share is determined as of the close of the last business day of the NYSE in each week, by dividing the value of the Company's portfolio securities plus all cash and other assets (including dividends accrued but not collected) less all liabilities (including accrued expenses but excluding capital and surplus) by the number of shares outstanding. In accordance with generally accepted accounting principles for investment companies, dividend income is accrued on the ex-dividend date. The net asset value per share will be made available for publication.

            Each security will be valued on the basis of the last sale price on the valuation date on the principal exchange on which the security is traded or the National Association of Securities Dealers Automated Quotation National Market System. With respect to those securities for which no trades have taken place that day and unlisted securities for which market quotations are readily available, the value shall be determined by taking the mean between the latest "bid" and "asked" prices. Securities for which quotations are not readily available and other assets will be valued at fair value as determined in good faith by the Board of Directors. Notwithstanding the above, any short-term debt securities with maturities of sixty (60) days or less are valued at amortized cost.

                          CAPITAL STOCK OF THE COMPANY

            The Company is authorized to issue 100 million shares of capital stock, par value $.001 per share ("Capital Stock"). Each share of Capital Stock has equal voting, dividend, distribution and liquidation rights. The shares of Capital Stock offered hereby, when issued and paid for pursuant to the terms of this Offer, will be fully paid and non-assessable. The shares of Capital Stock are not redeemable and have no preemptive, conversion or cumulative voting rights.

            The Company's Articles of Incorporation provide that under certain conditions the affirmative vote of at least three-quarters of the outstanding voting stock is required: (i) to convert the Company into an open-end company;
(ii) to approve any proposal to dissolve, merge or consolidate the Company;
(iii) to sell its assets or (iv) to effect any amendment to the Articles of Incorporation to make the Capital Stock a redeemable security (as well as to amend any of the foregoing provisions). In addition, the Articles of Incorporation provide that the Board of Directors is to consist of three classes of directors. During a three year cycle, two directors will be elected in the first year, another two directors will be elected in the second year, and one director will be elected in the third year. These provisions and others in the Articles of Incorporation make it more difficult for a third party to obtain control of the Company. A copy of the Articles of Incorporation may be obtained from the Securities and Exchange Commission.

            The Company, on a quarterly basis, may offer additional shares in accordance with its Repurchase Offers and additional shares may be issued under the Plan. See "Repurchase Offers" and "Automatic Dividend Reinvestment and Cash Purchase Plan." Other offerings of shares, if made, will require approval of the Company's Board of Directors. Any additional offering will be subject to the requirement of the 1940 Act that shares not be sold at a price below the then current net asset value (exclusive of underwriting discounts and commissions) except in connection with an offering to existing shareholders or with the consent of a majority of the Company's outstanding shares.

SPECIAL VOTING PROVISIONS

            The Company has provisions in its Articles of Incorporation and Bylaws that could have the effect of limiting the ability of other entities or persons to acquire control of the Company, to cause it to engage in certain transactions or to modify its structure. Commencing with the first annual meeting of stockholders, the Board of Directors will be divided into three classes having initial terms of one, two and three (3) years, respectively. At the annual meeting of stockholders in each year thereafter, the term of one class will expire and directors will be elected to serve in that class for terms of three (3) years. This provision could delay for up to two (2) years the replacement of a majority of the Board of Directors. A director may be removed from office only by a vote of the holders of at least seventy-five(75%) percent of the shares of the Company entitled to be voted on the matter.

            In addition, conversion of the Company from a closed-end to an open-end investment company requires the affirmative vote of at least seventy-five (75%) percent of the directors and of the holders of seventy-five

(75%) percent of the shares of the Company unless approved by at least seventy-five (75%) percent of the Continuing Directors, as defined below, in which case a majority of the votes entitled to be cast by shareholders of the Company will be required to approve such conversion. If the Company were to be converted into an open-end investment company, it could be restricted in its ability to redeem its shares (otherwise than in kind) because, in light of the limited depth of the markets for certain securities in which the Company may invest, there can be no assurance that the Company could realize the then market value of the portfolio securities the Company would be required to liquidate to meet redemption requests.

            The affirmative votes of at least seventy-five (75%) percent of the directors and the holders of at least seventy-five (75%) percent of the shares of the Company are required to authorize any of the following transactions:

            (i) merger, consolidation or share exchange of the Company with or into any other person;

            (ii) issuance or transfer by the Company (in one or a series of transactions in any 12-month period) of any securities of the Company to any other person or entity for cash, securities or other property (or combination thereof) having an aggregate fair market value of $1,000,000 or more, excluding sales of securities of the Company in connection with a public offering, issuances of securities of the Company pursuant to a dividend reinvestment plan adopted by the Company or pursuant to a stock dividend and issuances of securities of the Company upon the exercise of any stock subscription rights distributed by the Company;

            (iii) sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Company (in one or a series of transactions in any 12-month period) to or with any person of any assets of the Company having an aggregate fair market value of $1,000,000 or more, except for portfolio transactions effected by the Company in the ordinary course of its business and except with respect to repurchases or redemptions of shares of the Corporation (transactions within clauses (i) and (ii) and this clause (iii) each being known individually as a "Business Combination");

            (iv) any proposal as to the voluntary liquidation or dissolution of the Company or any amendment to the Company's Articles of Incorporation to terminate its existence; and

            (v) any shareholder proposal as to specific investment decisions made or to be made with respect to the Company's assets.

            However, in the case of a Business Combination described in (i) and
(iii) above, a seventy (75%) percent shareholder vote will not be required if the transaction is approved by a vote of at least seventy-five (75%) percent of the Continuing Directors (as defined below). In such case, a majority of the votes entitled to be cast by shareholders of the Company will be required to approve such transaction. In addition, a seventy-five (75%) percent shareholder vote will not be required with respect to a transaction described in clause (iv) above if it is approved by a vote of at least seventy-five (75%) percent of the

Continuing Directors (as defined below), in which case a majority of the votes entitled to be cast by shareholders of the Company will be required to approve such transaction. The Company's By-laws contain provisions the effect of which is to prevent matters, including nominations of directors, from being considered at shareholders' meetings where the Company has not received sufficient prior notice of the matters.

            Reference is made to the Articles of Incorporation and By-laws of the Company, on file with the Securities and Exchange Commission, for the full text of these provisions. See "Further Information." These provisions could have the effect of depriving shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control of the Company in a tender offer or similar transaction. In the opinion of the Board of Directors, however, these provisions offer several possible advantages. They may require persons seeking control of the Company to negotiate with its management regarding the price to be paid for the shares required to obtain such control, they promote continuity and stability and they enhance the Company's ability to pursue long-term strategies that are consistent with its investment objectives. The Board of Directors has determined that the foregoing voting requirements, which are generally greater than the minimum requirements under Maryland law and the 1940 Act, are in the best interests of shareholders generally.

            A "Continuing Director" is any member of the Board of Directors of the Company (i) who is not a person or affiliate of a person who enters or proposes to enter into a Business Combination with the Company (such person or affiliate, being an "Interested Party") and (ii) who has been a member of the Board of Directors of the Company for a period of at least 12 months (or since the commencement of the Company's operations, if less than 12 months), or is a successor of a Continuing Director who is unaffiliated with an Interested Party and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors of the Company.


                                      TAXES

            The Company has elected to be treated as and intends to qualify annually as a regulated investment company pursuant to the provisions of the Code. The Company did so qualify for its previous taxable year and intends to continue so to qualify. By so qualifying, the Company generally will not be subject to Federal income tax to the extent that it distributes its investment company taxable income and net capital gains in the manner required under the Code. In addition, the Code subjects regulated investment companies to a non-deductible four (4%) percent excise tax in each calendar year to the extent that they do not distribute substantially all of their taxable investment income and capital gain, generally determined on a calendar year basis and the one year period ending October 31, of each calendar year, respectively. In order to be taxed as a regulated investment company, the Company must meet a number of requirements, including the requirements with respect to diversification of assets, sources of income and distribution of income . If the Company fails to qualify as a regulated investment company, it will be taxed at regular corporate tax rates on all its taxable income (including capital gains) without any deduction for distributions to shareholders, and distributions to shareholders will be taxable as ordinary dividends (even if derived from the Company's net long-term capital gains) to the extent of the Company's current and accumulated earnings and profits.


               It is the Company's policy to distribute to shareholders all of its investment company taxable income (net of expenses) and any net capital gains (the excess of net long-term capital gains over net short-term capital losses) in accordance with the requirements imposed by the Code. Distributions by the Company of its net investment income, and the excess, if any, of its net short-term capital gain over its net long-term capital loss, whether received in cash or reinvested in additional shares, will be taxable to shareholders as ordinary income. Distributions by the Company of the excess, if any, of its net long-term capital gain over its net short-term capital loss will be designated as capital gain dividends and will be taxable to shareholders as long-term capital gains, regardless of the length of time shareholders have held their shares. Shareholders will be advised as to what portion of capital gains dividends are to be treated as "long-term" (eligible for a twenty (20%) percent maximum tax rate) with respect to the maximum tax rate for such gains. The Company may, however, subject to the review of the Board of Directors, retain the net realized long-term capital gains of the Company. In such event, it is expected the Company will elect to have the shareholders of record at year end be treated as receiving each shareholder's portion of the retained gains as well as a share of the taxes paid by it.


            The Company may be required to withhold for Federal income tax ("backup withholding) thirty-one (31%) percent of the distributions and the proceeds of redemptions payable to shareholders who fail to provide a correct taxpayer identification number or to make required certifications, or where the Company or shareholder has been notified by the Internal Revenue Service that it is subject to backup withholding. Corporate shareholders and certain other shareholders specified in the Code are exempt from backup withholding.


               The Company may invest in securities of foreign issuers, the income from which may be subject to withholding and other similar income taxes imposed by a foreign country. Dividends and distributions may be subject to state and local taxes. Dividends paid or credited to accounts maintained by non-resident shareholders may also be subject to U.S. non-resident withholding taxes. You should consult your tax advisor regarding specific questions as to Federal, state and local income and withholding taxes.

            A statement setting forth the Federal income tax status of all distributions made (or deemed made) during the year will be sent to shareholders promptly after the end of each year.

            OFFERS TO REPURCHASE SHARES. A shareholder who, pursuant to a repurchase offer, tenders all shares owned or considered owned by such shareholder will realize a taxable gain or loss depending upon the shareholder's basis in the shares. Such gain or loss will be treated as capital gain or loss if the shares are capital assets in the shareholder's hands and will be long-term, mid-term or short- term depending upon the shareholder's holding period for the shares. If a tendering shareholder tenders less than all shares owned by and attributed to such shareholder (or if the Company purchases only some of the shares tendered by a shareholder), and if the distribution to such shareholder does not otherwise qualify as an exchange, the proceeds received will be treated as a dividend, return of capital or capital gain depending on the Company's earnings and profits and the shareholder's basis in the tendered shares. There is a risk that shareholders may be considered to have received a deemed distribution as a result of the repurchase by the Company of tendered shares and that such distribution may be taxable as a dividend in whole or in part.

          TABLE OF CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION


MANAGEMENT..........................................................     2
DIRECTORS AND OFFICERS..............................................     2
INVESTMENT ADVISER AND INVESTMENT ADVISORY AGREEMENT................     4
REPURCHASE OFFERS...................................................     5
PORTFOLIO TRANSACTIONS AND BROKERAGE................................     9
ALLOCATION OF INVESTMENTS...........................................    10
TAX MATTERS.........................................................    10
GENERAL INFORMATION.................................................    16
FINANCIAL STATEMENTS................................................    18

                                   -----------






















            No dealer, salesperson or any other person has been authorized to give information or make any representation not contained in this Prospectus in connection with the offer made by this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company or the selling agents. This Prospectus does not constitute an offer to sell, or a solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

==================================================
TABLE OF CONTENTS

                                              PAGE
                                              ----

PROSPECTUS SUMMARY...............................2
SPECIAL RISK CONSIDERATIONS......................4
SUMMARY OF THE COMPANY'S EXPENSES................5
FINANCIAL HIGHLIGHTS.............................6
THE COMPANY AND ITS OBJECTIVES,
  POLICIES AND RISKS.............................7
MANAGEMENT OF THE COMPANY.......................17
PLAN OF DISTRIBUTION............................19
AUTOMATIC DIVIDEND REINVESTMENT AND
  CASH PURCHASE PLANS...........................19
RETIREMENT PLANS                    ............21
NET ASSET VALUE.................................22
CAPITAL STOCK OF THE COMPANY....................23
TAXES...........................................25


INVESTOR INFORMATION: (516) 951-0500

INVESTMENT ADVISER
Hutner Capital Management, Inc.
34 Chambers Street
Princeton, New Jersey  08542

ADMINISTRATOR
American Data Services, Inc.
The Hauppauge Corporate Center
150 Motor Parkway
Hauppauge, New York  11788

CUSTODIAN
Star Bank, N.A.
425 Walnut Street
Cincinnati, Ohio  45201

LEGAL COUNSEL
Spitzer & Feldman P.C.
405 Park Avenue
New York, New York 10022

INDEPENDENT ACCOUNTANTS
Deloitte & Touche LLP
Two World Financial Center
New York, New York  10281-1414

==================================================
    AVALON CAPITAL, INC.



      COMMON STOCK



       ___________

        PROSPECTUS
       ___________




      MARCH 1, 1999


==================================================

               STATEMENT OF ADDITIONAL INFORMATION - March 1, 1999



                              AVALON CAPITAL, INC.


            Avalon Capital, Inc. (the "Company") is a closed-end, non-diversified management investment company. The Company's primary investment objective is long-term capital appreciation. The Company will seek to achieve its objectives by investing in a portfolio of securities that possess fundamental investment value and may be purchased at a reasonable cost.

            This Statement of Additional Information is not a prospectus. It should be read in conjunction with the Company's current Prospectus, copies of which may be obtained by writing American Data Services, Inc. at The Hauppauge Corporate Center, 150 Motor Parkway, Hauppauge, New York 11788 or calling (516) 951-0500.


            This Statement of Additional Information relates to the Company's Prospectus which is dated March 1, 1999.



                                TABLE OF CONTENTS
                                                                 PAGE
                                                                 ----

MANAGEMENT  ......................................................  2

DIRECTORS AND OFFICERS..............................................2

INVESTMENT ADVISER AND INVESTMENT ADVISORY
            AGREEMENT.............................................. 4

REPURCHASE OFFERS...................................................5

PORTFOLIO TRANSACTIONS AND BROKERAGE............................... 9

ALLOCATION OF INVESTMENTS......................................... 10

TAX MATTERS ...................................................... 10

GENERAL INFORMATION............................................... 16

FINANCIAL STATEMENTS.............................................. 18

                                   MANAGEMENT

               The overall management of the business and affairs of the Company is vested with the Board of Directors. The Board of Directors approves all significant agreements between the Company and persons or companies furnishing services to the Company, including agreements with the investment adviser, administrator, custodian and transfer and dividend disbursing agent. The day-to-day operations of the Company are delegated to its officers subject always to the investment objectives and policies of each Company and to general supervision by the Company's Board of Directors.


                             DIRECTORS AND OFFICERS


               The directors and officers of the Company, and their principal occupations during the past five (5) years, are set forth below. Directors who are "interested persons", as defined in the 1940 Act, are denoted by an asterisk. Daniel Hutner and Nancy Hutner are related by marriage. As of February 1, 1999, the Directors and Officers of the Company as a group owned beneficially 17.4%of its outstanding shares.


*DANIEL E. HUTNER
Hutner Capital Management, Inc.
34 Chambers Street
Princeton, NJ 08542
(50)

Chairman of the Board of Directors, Chief Executive Officer and President of the Company; President, Hutner Capital Management since February 1995; Consultant, National Association of Investors Corp. 1995 to 1997; President, Pulsifer and Hutner, Inc., 1990 to 1996; General Partner, Avalon Partners, L.P. since 1990; General Partner, Hutner Special Situations Fund since 1994.

*NANCY W. HUTNER
Hutner Capital Management, Inc.
34 Chambers Street
Princeton, NJ 08542
(45)

Director of the Company; Vice President and
Treasurer of the Company; Administrator, Avalon
Partners, L.P. since 1990; Vice President, Hutner
Capital Management since 1995; Consultant,
Pulsifer and Hutner, Inc. 1983 to 1996; Assistant to
Director, Development Administration, Princeton
University, 1980-1983; Researcher, National
Geographic Society, 1976-1980.

WILLIAM ENDICOTT
6537 Broad St.
Bethesda, MD 20816
(52)

Director of the Company; Senior Advisor to the Associate Administrator for Communications and
Public Liaison, Small Business Administration,
September 1997 to present; Director, Speakers
Bureau, Democratic National Committee, 1996 to

1997, Consultant, 1994 to 1996; Director, U.S. Canoe & Kayak Team; Director, NAIC Growth Fund, 1995 to 1997; Consultant for organizing the 1996 Olympic Games, American Canoe Association, 1994 to 1996; Olympic Coach, U.S. National Whitewater Canoe and Kayak Team, 1992; Head Coach 1977 to 1992; Congressional Aide, U.S. House of Representatives, 1970 to 1982.


EDWARD ROSEN
Star Children
100 West 33rd St.
Suite 10005
New York, NY 10001
(47)

Director of the Company; President, Star Children's
Dress Company, Inc. since 1985; Vice-President
1983-1985.

DONALD SMITH
Don Smith Realty
81 North Maple Avenue
Ridgewood, NJ 07450
(52)

Director of the Company; President, Don Smith
Realty since 1971.

MICHELE SCHEDDIN
Hutner Capital Management, Inc.
34 Chambers Street
Princeton, NJ 08542
(30)

Secretary of the Company; Vice President, Hutner
Capital Management since 1996; Assistant
Portfolio Manager, Pulsifer and Hutner,
Incorporated, 1989-1996.



               AS OF FEBRUARY 1, 1999, DANIEL E. HUTNER OWNED NINETY-FIVE THOUSAND EIGHT HUNDRED ONE (95,801) SHARES (10.8%), NANCY W. HUTNER OWNED FIVE
(5) SHARES (0%), WILLIAM ENDICOTT OWNED FORTY-THREE THOUSAND SIX HUNDRED EIGHTY-SIX (43,686) SHARES (4.9%), EDWARD ROSEN OWNED FIFTEEN THOUSAND THREE HUNDRED SIXTY (15,360) SHARES (1.7%), DONALD SMITH OWNED ONE HUNDRED THREE (103) SHARES (0%) AND MICHELE SCHEDDIN OWNED FIFTY-ONE (51) SHARES (0%) OF THE COMPANY'S OUTSTANDING SHARES.


               The Company pays each director who is not an "interested person" as defined in the 1940 Act, an annual fee of $1,000 per year, together with such Director's actual out-of-pocket expenses related to attendance at such meetings.

                               COMPENSATION TABLE



                                         PENSION OR                                 TOTAL
                                         RETIREMENT                                 COMPENSATION
                                         BENEFITS                                   FROM COMPANY
                                         ACCRUED AS PART       ESTIMATED            AND
                      AGGREGATE          OF                    ANNUAL               COMPLEX
NAME OF PERSON/       COMPENSATION       COMPANY               BENEFITS UPON        PAID TO
POSITION              FROM COMPANY       EXPENSES              RETIREMENT           DIRECTORS
--------              ------------       --------              ----------           ---------


DANIEL E.                 None             None                 None                  None
HUTNER
Director

NANCY W.                  None             None                 None                  None
HUTNER
Director

WILLIAM                  $1,000            None                 None                 $1,000
ENDICOTT
Director

EDWARD ROSEN             $1,000            None                 None                 $1,000
Director

DONALD SMITH             $1,000            None                 None                 $1,000
Director


                   INVESTMENT ADVISER AND INVESTMENT ADVISORY
                                    AGREEMENT

               Hutner Capital Management, Inc. (the "Investment Adviser"), 34 Chambers Street, Princeton, NJ 08542, acts as the Investment Adviser to the Company under an investment advisory agreement (the "Advisory Agreement"). Daniel Hutner owns one hundred (100%) percent of the common stock of the Investment Adviser and therefore is a "controlling person" as defined by the Investment Company Act of 1940, as amended.

               The Advisory Agreement provides that the Investment Adviser identify and analyze possible investments for the Company, determine the amount and timing of such investments, and the form of investment. The Investment Adviser has the responsibility of monitoring and reviewing the Company's portfolio, and, on a regular basis, to recommend the ultimate disposition of such investments. It is the Investment Adviser's responsibility to cause the purchase and sale of securities in the Company's portfolio, subject at all times to the policies set forth by the Company's Board of Directors.

               The Investment Adviser receives a fee from the Company, payable monthly, for the performance of its services at an annual rate of 1.0% of its average weekly net assets. The advisory fees are higher than that paid by most investment companies but the Board of Directors believes it to be reasonable in light of the services the Company receives thereunder.

               Under the terms of the Advisory Agreement, the Company pays all of its expenses (other than those expenses specifically assumed by the Investment Adviser) including the costs incurred in connection with the maintenance of its registration under the Securities Act of 1933, as amended, and the 1940 Act, printing of prospectuses distributed to shareholders, taxes or governmental fees, brokerage commissions, custodial, transfer and shareholder servicing agents, expenses of outside counsel and independent accountants, preparation of shareholder reports, and expenses of directors and shareholder meetings.

               The Company's Advisory Agreement between the Investment Adviser and the Company was approved initially by the Board of Directors (including the affirmative vote of all the directors who were not parties to the Agreement or interested persons of any such party) on August 9, 1995 and its continuance was most recently approved on October 19, 1998. The Advisory Agreement may be terminated without penalty on sixty (60) days' written notice by a vote of the majority of the Company's Board of Directors or by the Investment Adviser, or by holders of a majority of the Company's outstanding shares. The Company's Advisory Agreement will continue from year-to-year provided it is approved, at least annually, in the manner stipulated in the 1940 Act. This requires that the Advisory Agreement and any renewal thereof be approved by a vote of the majority of the Company's directors who are not parties thereto or interested persons of any such party, cast in person at a meeting specifically called for the purpose of voting on such approval.


                                REPURCHASE OFFERS

POLICY
------

               The Company has adopted a fundamental policy of making a "Repurchase Offer" once each year of not less than five (5%) percent nor more than twenty-five (25%) percent of the Company's outstanding shares at net asset value. Before each Repurchase Offer, the "Repurchase Offer Amount", currently five (5%) percent of the Company's outstanding shares, shall be determined by the Board of Directors. The Board has set the current "Repurchase Offer Amount" at five (5%) percent of the Company's shares outstanding. The Repurchase Offer is open for a period of at least twenty-one (21) days from the date a "Notification" is sent to shareholders, during which the Company's net asset value is calculated daily and may be obtained by contacting the Administrator at
(516) 951-0500. A shareholder may withdraw or modify the number of shares tendered at any time up to the "Repurchase Request Deadline", which it is the intention of the Company to set as the close of business on the last business day of February each calendar year. If the scheduled day for the Repurchase Request Deadline falls on a Friday or the weekend, then the last business day prior to the intended date will be set as the Repurchase Request Deadline. The "Repurchase Pricing Date" is set on the day following the Repurchase Request Deadline.

PURPOSE OF THE REPURCHASE OFFER

               The Company has adopted a fundamental policy that periodic repurchase offers are in the best interests of shareholders as a means of providing liquidity to shareholders. As a result of the development of a secondary market for the Company's common stock, the market price of the shares may vary from net asset value from time to time. Such variance may be affected by, among other factors, relative demand and supply of shares and the performance of the Company, especially as it affects the yield on and net asset value of the common stock.

               A Repurchase Offer for shares of common stock of the Company is designed to reduce any spread between net asset value and market price that may otherwise develop. However, there can be no assurance that such action would result in the Company's common stock trading at a price which equals or approximates net asset value.

               Although the Board of Directors believes that Repurchase Offers generally would be beneficial to holders of the Company's common stock, the acquisition of shares of common stock by the Company will decrease the total assets of the Company and therefore have the likely effect of increasing the Company's expense ratio (assuming such acquisition is not offset by the issuance of additional shares of common stock).

NOTIFICATION
------------

               Shareholders of record and each beneficial owner of the Company's stock will receive notification containing specified information at least twenty-one (21) days, and no more than forty-two (42) days, before the repurchase request deadline. The information provided will include the repurchase offer amount, the dates of the repurchase request deadline, repurchase pricing date and repurchase payment deadline. Notification will also include the procedures under which the Company may repurchase such shares on a pro rata basis, and the circumstances under which the Company may suspend or postpone the repurchase offer. The Company will provide the net asset value of the common stock, which will be computed no more than seven (7) days before the date of Notification and the means by which shareholders may ascertain the net asset value thereafter.

SOURCE OF FUNDS
---------------

               The Company anticipates using cash on hand to purchase shares acquired pursuant to the Repurchase Offers. However, if there is insufficient cash available to consummate a Repurchase Offer, the Company may be required to liquidate portfolio securities. In this regard, the Company will maintain liquid assets during the notification period in an amount equal to at least one hundred

(100%) percent of the Repurchase Offer Amount. As a result of liquidating portfolio securities, the Company may realize gains or losses, at a time when the Adviser would otherwise consider it disadvantageous to do so. Furthermore, if the Company borrows to finance the making of Repurchase Offers, interest on such borrowing will reduce the Company's net investment income.

               Repurchase Offers could also significantly reduce the asset coverage of any borrowings below the asset coverage requirement set forth in the 1940 Act. Accordingly, in order to purchase all shares of common stock tendered, the Company may have to repay all or part of any then outstanding borrowings to maintain the required asset coverage. Also, the amount of shares of common stock for which the Company makes any particular Repurchase Offer may be affected for the reasons set forth above or in respect of other concerns related to liquidity of the Company's portfolio.

WITHDRAWAL RIGHTS
-----------------

               Tenders made pursuant to the Repurchase Offer will be irrevocable after the Repurchase Request Deadline. However, shareholders may modify the number of shares being tendered or withdraw shares tendered at any time up to the Repurchase Request Deadline. All shares purchased by the Company pursuant to the Repurchase Offer will be retired by the Company.

TAX CONSEQUENCES
----------------

               The following discussion is a general summary of the Federal Income Tax consequences of a tender of shares pursuant to a Repurchase Offer. You should consult your own tax advisor regarding the specific tax consequences, including state and local tax consequences, of such a tender by you.

               A tender of shares pursuant to a Repurchase Offer will be a taxable transaction for Federal income tax purposes. In general, the transaction should be treated as a sale or exchange of the shares under Section 302 of the Internal Revenue Code of 1986 as amended (the "Code"), if the tender (i) completely terminates the shareholder's interest in the Company, (ii) is "substantially disproportionate" or (iii) is treated as a distribution that is "not essentially equivalent to a dividend." A complete termination of the shareholder's interest generally requires that the shareholder dispose of all shares directly owned or attributed to him under Section 318 of the Code. A repurchase will be considered "substantially disproportionate" with respect to a shareholder if, after applying the Section 318 attribution rules, the shareholder's percentage of ownership is reduced by more than twenty (20%) percent and the shareholder owns less than fifty (50%) percent of the Company's voting shares. A distribution "not essentially equivalent to a dividend" requires that there be a "meaningful reduction" in the shareholders interest, which should be the case if the shareholder has a minimal interest in the Company, exercises no control over Company affairs, and suffers a reduction in his proportionate interest.

               It is anticipated that tendering shareholders will qualify for sale or exchange treatment. If the transaction is treated as a sale or exchange for tax purposes, any gain or loss recognized will be treated as a capital gain or loss by shareholders who hold their shares as a capital asset and as a mid-term capital gain or loss if such shares have been held for more than one year or a long-term capital gain or loss if such shares have been held for more than eighteen (18) months.

               If the transaction is not treated as a sale or exchange, the amount received upon a sale of shares may consist in whole or in part of ordinary dividend income, a return of capital or capital gain, depending on the Company's current and accumulated earnings and profits and the shareholder's tax basis in the shares.

               Pursuant to the backup withholding requirements of the Code ("backup withholding"), the Company or its agent could be required to withhold thirty-one (31%) percent of gross proceeds paid to a shareholder or other payee pursuant to a Repurchase Offer if (a) it has not been provided with the shareholder's taxpayer identification number (which, for an individual, is usually the social security number) and certification under penalties of perjury
(i) that such number is correct and (ii) that the shareholder is not subject to withholding as a result of failure to report all interest and dividend income or
(b) the Internal Revenue Service (IRS) or a broker notifies the Company that the number provided is incorrect or withholding is applicable for other reasons. Backup withholding does not apply to certain payments that are exempt from information reporting or are made to exempt payees, such as corporations. Foreign shareholders are required to provide the Company with a completed IRS Form W-8 to avoid thirty-one (31%) percent withholding on payments received on a sale or exchange. Foreign shareholders may be subject to tax withholding of thirty (30%) percent (or a lower treaty rate) on any portion of payments received that are deemed to constitute a dividend.

SUSPENSION AND POSTPONEMENTS OF REPURCHASE OFFERS
-------------------------------------------------

               The Company shall not suspend or postpone a Repurchase Offer except by vote of a majority of the Directors (including a majority of the disinterested Directors) and only: (1) if such purchases would impair the Company's status as a regulated investment company under the Code; (2) for any period during which an emergency exists as a result of which disposal by the Company of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Company fairly to determine the value of its net asset value; or (3) for such other periods as the Commission may by order permit for the protection of shareholders of the Company.


               If the Repurchase Offer is suspended or postponed, the Company will provide notice thereof to shareholders. If the Fund renews the Repurchase Offer, the Company will send a new Notification to all shareholders.

DISCRETIONARY REPURCHASE OFFERS
-------------------------------

               In addition to the Company's policy of periodic repurchase offers, the Company may make discretionary repurchase offers once every two (2) years. Because a discretionary repurchase offer would not be made pursuant to a fundamental policy of the Company, it would require only a vote of the Directors. Discretionary repurchase offers must comply with several of the requirements that apply to periodic repurchase offers. Among other requirements, the Company must pay repurchase proceeds within twenty-one (21) days after the repurchase request deadline, must compute net asset value daily on the five (5) business days preceding the discretionary repurchase request deadline, and must send notification according to applicable procedures. The Company is not required to make discretionary repurchase offers, and there can be no assurance that one will be conducted.



                      PORTFOLIO TRANSACTIONS AND BROKERAGE

               Subject to the supervision of the Board of Directors, decisions to buy and sell securities for the Company are made by the Investment Adviser. The Investment Adviser is authorized to allocate the orders placed by it on behalf of the Company to such unaffiliated brokers who also provide research or statistical material, or other services to the Company or the Investment Adviser for the Company's use. Such allocation shall be in such amounts and proportions as the Investment Adviser shall determine and the Investment Adviser will report on said allocations regularly to the Board of Directors indicating the unaffiliated brokers to whom such allocations have been made and the basis thereof. In addition, the Investment Adviser may consider sales of shares of the Company and of any other funds advised or managed by the Investment Adviser as a factor in the selection of unaffiliated brokers to execute portfolio transactions for the Company, subject to the requirements of best execution.

               In selecting a broker to execute each particular transaction, the Investment Adviser will take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker; the size and difficulty in executing the order; and, the value of the expected contribution of the broker to the investment performance of the Company on a continuing basis. Accordingly, the cost of the brokerage commissions to the Company in any transaction may be greater than that available from other brokers if the difference is reasonably justified by other aspects of the portfolio execution services offered. Subject to such policies and procedures as the Board of Directors may determine, the Investment Adviser shall not be deemed to have acted unlawfully or to have breached any duty solely by reason of its having caused the Company to pay an unaffiliated broker that provides research services to the Investment Adviser for the Company's use an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting the transaction, if the Investment Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the research service provided by such broker viewed in terms of either that particular transaction or the Investment Adviser's ongoing responsibilities with respect to the Company.

                            ALLOCATION OF INVESTMENTS

               The Investment Adviser has other advisory clients which include individuals, trusts, pension and profit sharing funds, some of which have similar investment objectives to the Company. As such, there will be times when the Investment Adviser may recommend purchases and/or sales of the same portfolio securities for the Company and its other clients. In such circumstances, it will be the policy of the Investment Adviser to allocate purchases and sales among the Company and its other clients in a manner which the Investment Adviser deems equitable, taking into consideration such factors as size of account, concentration of holdings, investment objectives, tax status, cash availability, purchase cost, holding period and other pertinent factors relative to each account. Simultaneous transactions may have an adverse effect upon the price or volume of a security purchased by the Company.


                                   TAX MATTERS

               The following is only a summary of certain additional tax considerations generally affecting the Company and its shareholders that are not described in the Prospectus. No attempt is made to present a detailed explanation of the tax treatment of the Company or its shareholders, and the discussions here and in the Prospectus are not intended as substitutes for careful tax planning. Prospective investors should consult their own tax advisors with respect to the tax consequences of an investment in the Company.

QUALIFICATION AS A REGULATED INVESTMENT COMPANY
-----------------------------------------------


               The Company has elected and intends to continue to qualify to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). The Company did so qualify for its previous taxable year and intends to continue so to quality. As a regulated investment company, the Company is not subject to federal income tax on the portion of its net investment income (I.E., taxable interest, dividends and other taxable ordinary income, net of expenses and the excess of net short-term capital gain over net long-term capital loss) and capital gain net income (I.E., the excess of net long-term capital gain over net short-term capital loss) that it distributes to shareholders, provided that it distributes at least ninety (90%) percent of its investment company taxable income for the taxable year (the "Distribution Requirement"), and satisfies certain other asset diversification and source of income requirements of the Code. Distributions by the Company made during the taxable year or, under specified circumstances, within twelve (12) months after the close of the taxable year, will be considered distributions of income and gains of the taxable year and can therefore satisfy the Distribution Requirement. In determining the amount of capital gains to be distributed, any capital loss carryover from prior years will be applied against capital gains to reduce the amount of distributions paid. Any losses incurred in the taxable year subsequent to October 31, may be deferred to the next taxable year and used to reduce capital gains in the subsequent year.

               In addition to satisfying the Distribution Requirement, a regulated investment company must derive at least ninety (90%) percent of its gross income from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies (to the extent such currency gains are directly related to the regulated investment company's principal business of investing in stock or securities) and other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies (the "Income Requirement").

               In general, gain or loss recognized by the Company on the disposition of an asset will be a capital gain or loss. However, gain recognized on the disposition of a debt obligation purchased by the Company at a market discount will be treated as ordinary income to the extent of the portion of the market discount that accrued during the period of time the Company held the debt obligation.

               In addition to satisfying the requirements described above, the Company must satisfy an asset diversification test in order to qualify as a regulated investment company. Under this test, at the close of each quarter of the Company's taxable year, at least fifty (50%) percent of the value of the Company's assets must consist of cash and cash items, U.S. Government securities, securities of other regulated investment companies, and securities of other issuers (as to which the Company has not invested more than five (5%) percent of the value of the Company's total assets in securities of such issuer and as to which the Company does not hold more than ten (10%) percent of the outstanding voting securities of such issuer), and no more than twenty-five (25%) percent of the value of its total assets may be invested in the securities of any one issuer (other than U.S. Government securities and securities of other regulated investment companies), or in two or more issuers which the Company controls and which are engaged in the same or similar trades or businesses. Generally, an option (call or put) with respect to a security is treated as issued by the issuer of the security not the issuer of the option.


               If for any taxable year the Company did not qualify as a regulated investment company, all of its taxable income (including its net capital gain) would be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and such distributions would be taxable to the shareholders as ordinary dividends to the extent of the Company's current and accumulated earnings and profits. Such distributions to the extent derived from U.S. equity investments generally would be eligible for the dividends received deduction in the case of corporate shareholders.


EXCISE TAX ON REGULATED INVESTMENT COMPANIES
--------------------------------------------


               A four (4%) percent non-deductible excise tax is imposed on a regulated investment company that fails to distribute in each calendar year an amount equal to ninety-eight (98%) percent of ordinary taxable income for the calendar year and ninety-eight (98%) percent of capital gain net income, generally for the one-year period ended on October 31 of such calendar year. The balance of such income must be distributed during the next calendar year to avoid excise tax. For the foregoing purposes, a regulated investment company is treated as having distributed any amount on which it is subject to income tax for any taxable year ending in such calendar year.

               For purposes of the excise tax, a regulated investment company shall reduce its capital gain net income (but not below its net capital gain) by the amount of any net ordinary loss for the calendar year.

               The Company intends to make sufficient distributions or deemed distributions of its ordinary taxable income and capital gain net income prior to the end of each calendar year to avoid liability for the excise tax. However, investors should note that the Company may in certain circumstances be required to liquidate portfolio investments to make sufficient distributions to avoid excise tax liability.

COMPANY DISTRIBUTIONS
---------------------

               The Company anticipates distributing substantially all of its investment company taxable income for each taxable year. Such distributions will be taxable to shareholders as ordinary income and treated as dividends for federal income tax purposes. Such dividends paid by the Company will qualify for the seventy (70%) percent dividends received deduction for corporate shareholders only to the extent discussed below.


               The Company may either retain or distribute to shareholders its net capital gain for each taxable year. The Company currently intends to distribute any such amounts. If net capital gain is distributed and designated as a capital gain dividend, it will be taxable to shareholders as long-term capital gain, regardless of the length of time the shareholder has held its shares or whether such gain was recognized by the Company prior to the date on which the shareholder acquired its shares.

               Conversely, if the Company elects to retain its net capital gain, it will be taxed thereon (except to the extent of any available capital loss carryovers) at the thirty-five (35%) percent corporate tax rate. If the Company elects to retain its net capital gain, it is expected that the Company also will elect to have shareholders of record on the last day of its taxable year treated as if each received a distribution of its pro rata share of such gain, with the result that each shareholder will be required to report its pro rata share of such gain on its tax return as long-term capital gain, will receive a refundable tax credit for its pro rata share of tax paid by the Company on the gain, and will increase the tax basis for its shares by an amount equal to the deemed distribution less the tax credit.


               Ordinary income dividends paid by the Company with respect to a taxable year may qualify for the seventy (70%) percent dividends received deduction generally available to corporations (other than corporations such as S corporations, which are not eligible for the deduction because of their special characteristics and other than for purposes of special taxes such as the accumulated earnings tax and the personal holding company tax) to the extent of the amount of qualifying dividends received by the Company from domestic corporations for the taxable year. The dividends received deduction will be disallowed for shareholders who do not hold their shares in the Company for at least forty-five (45) days during the ninety (90) day period beginning forty-five (45) days before a share in the Company becomes ex-dividend with respect to such dividend. A dividend received by the Company will not be treated as a qualifying dividend
(1) if it has been received with respect to any share of stock that the Company has held for less than forty-six (46) days (ninety-one (91) days in the case of certain preferred stock) during the ninety (90) day period (one hundred eighty
(180) days in the case of such preferred stock) beginning forty-five (45) days (ninety (90) days in the case of such preferred stock) before the share becomes ex-dividend with respect to such dividend, excluding for this purpose certain periods in which the Company's risk of loss with respect to the stock is diminished; (2) to the extent that the Company is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property; or (3) to the extent the stock on which the dividend is paid is treated as debt-financed under the rules of Code
Section 246A. Moreover, the dividends received deduction for a corporate shareholder may be disallowed or reduced (1) if the corporate shareholder fails to satisfy the foregoing requirements with respect to its shares of the Company or (2) by application of Code Section 246(b) which in general limits the dividends received deduction to seventy (70%) percent of the shareholder's taxable income (determined without regard to the dividends received deduction and certain other items).

               Alternative minimum tax ("AMT") is imposed in addition to, but only to the extent it exceeds, the regular tax and is computed at a maximum marginal rate of twenty-eight (28%) percent for noncorporate taxpayers and twenty (20%) percent for corporate taxpayers on the excess of the taxpayer's alternative minimum taxable income ("AMTI") over an exemption amount. For purposes of the corporate AMT, the corporate dividends-received deduction is not itself an item of tax preference that must be added back to taxable income or is otherwise disallowed in determining a corporation's AMTI. However, corporate shareholders will generally be required to take the full amount of any dividend received from the Company into account (without a dividends received deduction) in determining its adjusted current earnings, which are used in computing an additional corporate preference item (I.E., seventy-five (75%) percent of the excess of a corporate taxpayer's adjusted current earnings over its AMTI (determined without regard to this item and the AMT net operating loss deduction)) includable in AMTI.

               Distributions by the Company that do not constitute ordinary income dividends or capital gain dividends will be treated as a return of capital to the extent of (and in reduction of) the shareholder's tax basis in its shares; any excess will be treated as gain from the sale of the shares, as discussed below.

               Distributions by the Company will be treated in the manner described above regardless of whether they are paid in cash or reinvested in additional shares of the Company. Shareholders receiving a distribution in the form of additional shares will be treated as receiving a distribution in an amount equal to the amount of the cash dividend that otherwise would have been distributable (where the additional shares are purchased in the open market), or the fair market value of the shares received, determined as of the reinvestment date. Investors should be careful to consider the tax implications of buying shares just prior to a distribution by the Company. Distributions by the Company reduce the net asset value of the Company's shares. If the net asset value at the time a shareholder purchases shares of the Company reflects undistributed net investment income or recognized capital gain net income, or unrealized appreciation in the value of the assets of the Company, when distributed such amounts will be taxable to the shareholder in the manner described above, although such distributions economically constitute a return of capital to the shareholder. The price of shares purchased at that time includes the amount of the forthcoming distribution.

               Ordinarily, shareholders are required to take distributions by the Company into account in the year in which the distributions are made. However, dividends declared in October, November or December of any year and payable to shareholders of record on a specified date in those months will be deemed to have been received by the shareholders (and made by the Company) on December 31 of such calendar year if such dividends are actually paid in January of the following year. Shareholders will be advised annually as to the U.S. federal income tax consequences of distributions made (or deemed made) during the year.

               The Company will be required in certain cases pursuant to the backup withholding rules to withhold and remit to the U.S. Treasury thirty-one (31%) percent of ordinary income dividends and capital gain dividends paid to any shareholder (1) who has provided either an incorrect tax identification number or no number at all, (2) who is subject to backup withholding by the IRS for failure to report the receipt of interest or dividend income properly, or
(3) who has failed to certify to the Company that it is not subject to backup withholding or that it is a corporation or other "exempt recipient."

               Under the Code, gains or losses attributable to fluctuations in exchange rates which occur between the time the Company accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Company actually collects such receivables or pays such liabilities generally are treated as ordinary income or ordinary loss. Similarly, on disposition of debt securities denominated in a foreign currency and on disposition of certain forward contracts, gains or losses attributable to fluctuations in the value of foreign currency between the date of acquisition of the security or contract and the date of disposition also are treated as ordinary gain or loss. These gains or losses, may increase, decrease, or eliminate the amount of the Company's investment taxable to be distributed to its shareholders as ordinary income.


               Income received by the Company from sources within foreign countries may be subject to withholding and other similar income taxes imposed by the foreign country.
                                      -14-

SALE OF SHARES
--------------


               A shareholder will recognize gain or loss on the sale of shares of the Company in an amount equal to the difference between the proceeds of the sale and the shareholder's adjusted tax basis in the shares. All or a portion of any loss so recognized may be disallowed if the shareholder purchases other shares of the Company within thirty (30) days before or after the sale. In general, any gain or loss arising from (or treated as arising from) the sale of shares of the Company will be considered capital gain or loss and will be long-term if the shares were held for longer than one year. However, any capital loss arising from the sale of shares held for six (6) months or less will be treated as a long-term capital loss to the extent of the amount of capital gain dividends received on such shares. For this purpose, the special holding period rules applying to certain periods in which the holder's risk of loss with respect to the stock is diminished (discussed above in connection with the dividends received deduction for corporations) generally will apply in determining the holding period of shares. Long-term capital gains of individual taxpayers are currently taxed at a maximum rate of twenty (20%) percent (ten (10%) percent if the taxpayer is, and would be after accounting for such gains, subject to the fifteen (15%) percent tax bracket for ordinary income). Capital losses in any year are deductible only to the extent of capital gains plus, in the case of a noncorporate taxpayer, $3,000 of ordinary income ($1500 for married individuals filing separately).


FOREIGN SHAREHOLDERS
--------------------

               Taxation of a shareholder who, as to the United States, is a nonresident alien individual, foreign trust or estate, foreign corporation, or foreign partnership ("foreign shareholder"), depends on whether the income from the Company is "effectively connected" with a U.S. trade or business carried on by such shareholder.

               If the income from the Company is not effectively connected with a U.S. trade or business carried on by a foreign shareholder, ordinary income dividends paid to a foreign shareholder will be subject to U.S. withholding tax at the rate of thirty (30%) percent (or lower treaty rate) upon the gross amount of the dividend. Such a foreign shareholder would generally be exempt from U.S. federal income tax on gains realized on the sale of shares of the Company, capital gain dividends and amounts retained by the Company that are designated as undistributed capital gains.

               If the income from the Company is effectively connected with a U.S. trade or business carried on by a foreign shareholder, then ordinary income dividends, capital gain dividends, and any gains realized upon the sale of shares of the Company will be subject to U.S. federal income tax at the rates applicable to U.S. citizens or domestic corporations.

               In the case of foreign noncorporate shareholders, the Company may be required to withhold U.S. federal income tax at a rate of thirty-one (31%) percent on distributions that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate) unless such shareholders furnish the Company with proper notification of their foreign status.

               The tax consequences to a foreign shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein.

EXEMPT SHAREHOLDERS
-------------------

               Entities that generally qualify for an exemption from Federal income tax, such as many pension trusts, are nevertheless taxed on "unrelated business taxable income." A tax-exempt entity's dividend income from the Company and gain from the sale of shares in the Company or the Company's sale of securities is not expected to constitute unrelated business income to such tax-exempt entity unless the acquisition of the share itself is debt-financed or the shares constitute dealer property in the hands of the tax-exempt entity.

               Before investing in the Company, the trustee or investment manager of an employee benefit plan (e.g., a pension or profit sharing retirement plan) should consider among other things (a) whether the investment is prudent under the Employee Retirement Income Security Act of 1974 ("ERISA"), taking into account the needs of the plan and all of the facts and circumstances of the investment in the Company; (b) whether the investment satisfies the diversification requirement of Section 404(a)(1)(C) of ERISA; and (c) whether the assets of the Trust are deemed "plan assets" under ERISA and the Department of Labor regulations regarding the definition of "plan assets."

EFFECT OF FUTURE LEGISLATION; LOCAL TAX CONSIDERATIONS
------------------------------------------------------

               The foregoing general discussion of U.S. federal income tax consequences is based on the Code and the Treasury Regulations issued thereunder as in effect on the date of this Statement of Additional Information. Future legislative or administrative changes or court decisions may significantly change the conclusions expressed herein, and any such changes or decisions may have a retroactive effect with respect to the transactions contemplated herein.

               Rules of state and local taxation of ordinary income dividends and capital gain dividends from regulated investment companies often differ from the rules for U.S. federal income taxation described above.

                               GENERAL INFORMATION

SHAREHOLDER AND DIRECTOR LIABILITY
----------------------------------

                The Company was incorporated on March 14, 1995 in the state of Maryland. Under Maryland law, shareholders of such a corporation are not held personally liable for the obligations of the corporation.

               The Articles of Incorporation of the Company provide that, to the fullest extent permitted by the Maryland General Corporation Law, no director or officer of the corporation will have any liability to the corporation or its stockholders for damages. The corporation will indemnify and advance expenses to its directors or officers to the fullest extent that indemnification is permitted by Maryland General Corporation Law.

               The Articles of Incorporation do not waive a director's or officer's duty to comply with the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or any rule, regulation, or order thereunder. Further, the Articles of Incorporation do not protect the officers and directors against any liability to the corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

VOTING RIGHTS
-------------


              Shares of the Company entitle the holders to one vote per share. The shares have no preemptive or conversion rights. The dividend rights are described in the Prospectus. When issued, shares are fully paid and nonassessable. The shareholders have certain rights, as set forth in the Bylaws, to call a meeting for any purpose, including the purpose of voting on removal of one or more Directors.


               Shareholders of the Company shall be entitled to receive distributions as a class of the assets belonging to the Company. The assets of the Company received for the issue or sale of the shares of the Company and all income earnings and the proceeds thereof, subject only to the rights of creditors, are specially allocated to the Company, and constitute the underlying assets of the Company.

               The Articles of Incorporation of the Company include certain "anti-takeover" provisions that could have the effect of depriving stockholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to gain control in a tender offer, proxy contest or similar transaction. These provisions are more fully described in the Prospectus. A copy of the Articles of Incorporation may be obtained from the Securities and Exchange Commission.

PRINCIPAL HOLDERS


               As of December 31, 1998, the Adviser, on behalf of its shareholder and investment advisory clients, owned directly or indirectly, either beneficially or of record, approximately 83.4% or more of the outstanding shares of the Company. The Adviser, however, disclaims beneficial ownership of approximately 72.6% of the total shares outstanding.


ACCOUNTANTS

               Deloitte & Touche LLP, New York, New York, serves as the independent accountant of the Company. Generally, the independent accountants will audit the financial statement and the financial highlights of the Company, as well as provide reports to the Directors.

LEGAL COUNSEL


               As of May 15, 1998, Spitzer & Feldman P.C., 405 Park Avenue, New York, New York 10022 serves as legal counsel for the Company. Generally, legal counsel reviews documents relating to the operations of the Company. In addition, legal counsel will provide counsel to the Board of Directors of the Company.



                              FINANCIAL STATEMENTS


               Shareholders receive reports at least semi-annually showing the Company's holdings and other information. In addition, shareholders receive annual financial statements contained in the Annual Report to Shareholders examined by Deloitte & Touche LLP, the Company's Independent Accountants. A copy of the Fund's Annual Report to Shareholders will be provided upon request by writing or calling the Fund at the address or telephone number set forth on page 1 of this Statement of Additional Information.

                            PART C. OTHER INFORMATION
                            -------------------------

ITEM 24.           FINANCIAL STATEMENTS AND EXHIBITS

           (a)     Financial Statements.

                   In Part A:

                               Financial Highlights

                   In Part B:

                               None

                   In Part C:

                               The following financial
                               statements and report included
                               therewith are incorporated by
                               reference herein from the Annual
                               Report to Shareholders for the
                               year ended August 31, 1998:

                                   (i)    Schedule of Investments - August 31,
                                          1998;

                                   (ii)   Statement of Assets and Liabilities -
                                          August 31, 1998;

                                   (iii)  Statement of Operations - August 31,
                                          1998;

                                   (iv)   Statements of Changes in Net Assets -
                                          for the years ended August 31, 1997
                                          and 1998;

                                   (iv)   Financial Highlights;

                                   (v)    Notes to Financial Statements for the
                                          year ended August 31, 1998; and

                                   (vi)   Independent Auditor's Report of
                                          Deloitte & Touche LLP dated October
                                          16, 1998.


           (b)          Exhibits

                  1.          Articles of Incorporation of Registrant(1)

                  2.          By-Laws of Registrant(1)

                  3.          Inapplicable

                  4.          Inapplicable
--------
(1) Filed with the Securities and Exchange Commission by the Registrant as an Exhibit to Post-Effective Amendment No. 1 to the Registration Statement on Form N-2 (Reg. No. 33-90522; ICA No. 811-9004 as filed on December 31, 1997).

                                      -C 1-

                  5.          Automatic Dividend Reinvestment and Cash Purchase
                              Plan(1)

                  6.          Inapplicable

                  7. Investment Advisory Agreement between the Registrant and Hutner Capital Management, Inc.(1)

                  8.          Inapplicable

                  9.          Inapplicable

                  10. Custodian Agreement between the Registrant and Star Bank, N.A.(1)

                 11.          (a)  Administration Agreement between the
                                   Registrant and American Data Services,
                                   Inc.(1)

                              (b)  Transfer Agent Agreement between the
                                   Registrant and American Stock Transfer &
                                   Trust Co.(1)

                 12.          (a)  Opinion and Consent of Messrs. Battle
                                   Fowler LLP as to the legality of the
                                   securities being registered(1)

                              (b)  Opinion and Consent of Venable Baetjer
                                   and Howard as to issues relating to Maryland law(1)

                              (c) Consent of Spitzer & Feldman P.C. to be named in the Prospectus and Statement of Additional Information(2)

                 13.          Inapplicable

                 14. Consent of Deloitte & Touche LLP to the use of the Report of Independent Accountants and to be named in the Prospectus and Statement of Additional Information (2)

                 15.          Inapplicable

                 16. Subscription Agreement Letter from Avalon Partners, L.P. to Registrant(1)

                 17.          Inapplicable

                 18.          Financial Data Schedule (1)


ITEM 25.         MARKETING ARRANGEMENTS
                 ----------------------

                 None.



--------
(2)   Filed herewith.

                                      -C 2-

ITEM 26.      OTHER EXPENSES AT ISSUANCE AND DISTRIBUTION
              -------------------------------------------

              Not Applicable

ITEM 27.      PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT
              -------------------------------------------------------------

              None.

ITEM 28.      NUMBER OF HOLDERS OF SECURITIES
              -------------------------------

                Title of Class; Shares          Number of Record Holders
                ($0.001 par value)                As of February 1, 1999
                                                ------------------------
                AVALON CAPITAL, INC.                     262
                Common Stock

ITEM 29.      INDEMNIFICATION
              ---------------

              (1) To the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the corporation shall have any liability to the corporation or its Stockholders for damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the corporation whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

              (2) Any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is a current or former director or officer of the Corporation, or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, shall be indemnified by the Corporation against judgments, penalties, fines, excise taxes, settlements and reasonable expenses (including attorneys' fees) actually incurred by such person in connection with such action, suit or proceeding to the fullest extent permissible under the Maryland General Corporation Law, the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, as such statutes are now or hereafter in force. In addition, the Corporation shall also advance expenses to its currently acting and its former directors and officers to the fullest extent that such advance of expenses is permitted by the Maryland General Corporation Law, the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended. The Board of Directors may by Bylaw, resolution or agreement make further provisions for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law.


            19. (3) No provision of this Article shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.


                                      -C 3-

              (4) References to the Maryland General Corporation Law in this Article are to the law as from time to time amended. No amendment to the Articles of Incorporation of the corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to such amendment.

ITEM 30.    BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER
            ----------------------------------------------------

            None.

ITEM 31.    LOCATION OF ACCOUNTS AND RECORDS
            --------------------------------

              The accounts, books or other documents required to be maintained by Section 31(a) of the 1940 Act and the rules promulgated thereunder are maintained by American Data Services, Inc., The Happaugue Corporate Center, 150 Motor Roadway, Hauppauge, New York 11788. The accounts, books or other documents required to be maintained by the Adviser are maintained by Hutner Capital Management, Inc., 34 Chambers Street, Princeton, New Jersey 08542. The accounts, books and other documents required to be maintained by the Custodian are maintained by Star Bank, N.A., 425 Walnut Street, Cincinnati, Ohio 45201.

ITEM 32.     MANAGEMENT SERVICES
             -------------------

             Not applicable.

ITEM 33.     UNDERTAKINGS
             ------------

              1. The Registrant undertakes to suspend the offering of shares until the prospectus is amended if (1) subsequent to the effective date of its registration statement, the net asset value declines more than ten percent from its net asset value as of the effective date of the registration statement or
(2) the net asset value increases to an amount greater than its net proceeds as stated in the prospectus.

              2. The Registrant undertakes that for the purpose of determining any liability under the 1933 Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

              3. The Registrant undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

              4. The Registrant undertakes to send by first class mail or other means designed to ensure equally prompt delivery, within two (2) business days of receipt of a written or oral request, any Statement of Additional Information.



                                      -C 4-

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant has duly caused this Post-Effective Amendment to its Registration Statement on Form N-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, and the State of New Jersey, on the 5th day of February, 1999.


AVALON CAPITAL, INC.              /S/ DANIEL HUTNER
--------------------              -----------------------------------------
Registrant                        By:  Daniel Hutner, President and Director




Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to its Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE                    TITLE                         DATE
     ---------                    -----                         ----


/S/ DANIEL E. HUTNER           Chief Executive Officer       FEBRUARY 5, 1999
----------------------         and Director                  ------------------
Daniel E. Hutner


/S/ NANCY W. HUTNER            Director and Chief            FEBRUARY 5, 1999
---------------------          Financial Officer             ------------------
Nancy W. Hutner


/S/ WILLIAM T. ENDICOTT        Director                      FEBRUARY 5, 1999
-------------------------                                    ------------------
William T. Endicott


/S/ EDWARD ROSEN               Director                      FEBRUARY 5, 1999
---------------------                                        ------------------
Edward Rosen


/S/ DONALD SMITH               Director                      FEBRUARY 5, 1999
---------------------                                        ------------------
Donald Smith



                                      -C 5-

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant has duly caused this Post-Effective Amendment to its Registration Statement on Form N-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, and the State of New Jersey, on the 1st day of February, 1999.


AVALON CAPITAL, INC.
-------------------------------      ------------------------------------------
Registrant                           By:  Daniel Hutner, President and Director



--------------------------------------------------------
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to its Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


   SIGNATURE                 TITLE                          DATE
   ---------                 -----                          ----


--------------------------    Chief Executive Officer        FEBRUARY    , 1999
Daniel E. Hutner              and Director


--------------------------    Director and Chief             FEBRUARY    , 1999
Nancy W. Hutner               Financial Officer


--------------------------    Director                       FEBRUARY    , 1999
William T. Endicott


--------------------------    Director                       FEBRUARY    , 1999
Edward Rosen


--------------------------     Director                      FEBRUARY    , 1999
Donald Smith






                                      -C 6-